                                                                    EXHIBIT 10.1


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                              AMENDED AND RESTATED
                           LOAN AND SECURITY AGREEMENT


                                 by and between


                          NATIONAL AMERICAN CORPORATION
                              THOUSAND TRAILS, INC.
                                     and the
                        Party Borrowers Signatory Hereto


                                       and



                          FOOTHILL CAPITAL CORPORATION



                          Dated as of December 10, 1999



================================================================================

                                TABLE OF CONTENTS

                                                                                                                Page
                                                                                                                ----
1.       DEFINITIONS AND CONSTRUCTION.............................................................................1
         1.1        Definitions...................................................................................1
         1.2        Accounting Terms.............................................................................17
         1.3        Code.........................................................................................17
         1.4        Construction.................................................................................17
         1.5        Schedules and Exhibits.......................................................................18
         1.6        References to Sections in the Mortgages......................................................18

2.       LOAN AND TERMS OF PAYMENT...............................................................................18
         2.1        Revolving Advances...........................................................................18
         2.2        Term Loan....................................................................................19
         2.3        Overadvances.................................................................................19
         2.4        Interest: Rate, Payments, and Calculations...................................................20
         2.5        Collection of Accounts.......................................................................21
         2.6        Crediting Payments; Application of Collections...............................................22
         2.7        Statements of Obligations....................................................................22
         2.8        Fees.........................................................................................23

3.       CONDITIONS; TERM OF AGREEMENT...........................................................................23
         3.1        Conditions Precedent to the Initial Advance to Borrower......................................23
         3.2        Conditions Precedent to the Leisure Time Advance.............................................24
         3.3        Conditions Precedent to All Advances.........................................................26
         3.4        Term.........................................................................................26
         3.5        Effect of Termination........................................................................27
         3.6        Early Termination or Paydown by Borrower.....................................................27
         3.7        Termination Upon Event of Default............................................................28
         3.8        Post Closing Date Obligations of Borrower....................................................28

4.       CREATION OF SECURITY INTEREST...........................................................................29
         4.1        Grant of Security Interest...................................................................29
         4.2        Negotiable Collateral........................................................................29
         4.3        Collection of Accounts, General Intangibles, Negotiable Collateral...........................30
         4.4        Sales of Portions of the Real Property; Application of Proceeds..............................30
         4.5        Delivery of Additional Documentation Required................................................31
         4.6        Power of Attorney............................................................................32
         4.7        Right to Inspect.............................................................................32

5.       REPRESENTATIONS AND WARRANTIES..........................................................................33
         5.1        No Prior Encumbrances........................................................................33
         5.2        Eligible Accounts............................................................................33
         5.3        Location of Chief Executive Office; FEIN.....................................................33
         5.4        Borrower's Corporate Ownership...............................................................33
         5.5        Due Organization and Qualification...........................................................33
         5.6        Due Authorization; No Conflict...............................................................34
         5.7        Litigation...................................................................................34



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
         5.8        No Material Adverse Change in Financial Condition............................................34
         5.9        Solvency.....................................................................................34
         5.10       Employee Benefits............................................................................34
         5.11       Environmental Condition......................................................................35
         5.12       Compliance With The ADA......................................................................36
         5.13       Real Property................................................................................36
         5.14       Inter-Company Indebtedness...................................................................37
         5.15       Solvency of AIC and Leisure Time - Washington................................................37
         5.16       Reliance by Foothill; Cumulative.............................................................38

6.       AFFIRMATIVE COVENANTS...................................................................................38
         6.1        Accounting System............................................................................38
         6.2        Collateral Reports...........................................................................38
         6.3        Schedules of Accounts........................................................................39
         6.4        Financial Statements, Reports, Certificates..................................................39
         6.5        Tax Returns..................................................................................40
         6.6        Title to Equipment...........................................................................40
         6.7        Maintenance of Equipment.....................................................................40
         6.8        Taxes........................................................................................41
         6.9        Insurance....................................................................................41
         6.10       Financial Covenants..........................................................................42
         6.11       No Setoffs or Counterclaims..................................................................43
         6.12       Compliance with Laws.........................................................................43
         6.13       Employee Benefits............................................................................43
         6.14       Environmental Condition......................................................................44
         6.15       Compliance With The ADA......................................................................46
         6.16       Post Closing Date Issues.....................................................................46
         6.17       The Real Property............................................................................46
         6.18       Term Note Substitute Cash Collateral.........................................................46

7.       NEGATIVE COVENANTS......................................................................................46
         7.1        Indebtedness.................................................................................47
         7.2        Liens........................................................................................47
         7.3        Restrictions on Fundamental Changes..........................................................48
         7.4        Extraordinary Transactions and Disposal of Assets............................................48
         7.5        Change Name..................................................................................48
         7.6        Guarantee....................................................................................48
         7.7        Restructure..................................................................................48
         7.8        Prepayments..................................................................................48
         7.9        Change of Control............................................................................49
         7.10       Capital Expenditures.........................................................................49
         7.11       Distributions................................................................................49
         7.12       Accounting Methods...........................................................................49
         7.13       Investments..................................................................................49
         7.14       Transactions with Affiliates.................................................................50
         7.15       Suspension...................................................................................50
         7.16       Compensation.................................................................................50
         7.17       Use of Proceeds..............................................................................50

8.       EVENTS OF DEFAULT.......................................................................................50

9.       FOOTHILL'S RIGHTS AND REMEDIES..........................................................................53
         9.1        Rights and Remedies..........................................................................53
         9.2        Remedies Cumulative..........................................................................55
         9.3        Foreclosure Not A Discharge..................................................................56

10.      WAIVERS; INDEMNIFICATION................................................................................56
         10.1       Demand; Protest; etc.........................................................................56
         10.2       Foothill's Liability for Collateral..........................................................56
         10.3       Indemnification..............................................................................56
         10.4       References in Mortgages......................................................................57

11.      TAXES AND EXPENSES REGARDING THE COLLATERAL.............................................................57

12.      NOTICES.................................................................................................58

13.      CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER..............................................................58

14.      DESTRUCTION OF BORROWER'S DOCUMENTS.....................................................................59

15.      GENERAL PROVISIONS......................................................................................59
         15.1       Effectiveness................................................................................59
         15.2       Successors and Assigns.......................................................................59
         15.3       Section Headings.............................................................................60
         15.4       Interpretation...............................................................................60
         15.5       Severability of Provisions...................................................................60
         15.6       Amendments in Writing........................................................................60
         15.7       Counterparts; Telefacsimile Execution........................................................60
         15.8       Revival and Reinstatement of Obligations.....................................................61
         15.9       Lending Relationship.........................................................................61
         15.10      Joint and Several Liability of Borrower......................................................61
         15.11      Third Party Beneficiaries....................................................................61
         15.12      Further Assurances with Respect to the Real Property.........................................61
         15.13      Integration..................................................................................62



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




                                    SCHEDULES

         Schedule ERP         Excluded Real Property
         Schedule RP DEF-1    Real Property Definitions
         Schedule RP DEF-2    Supplemental Real Property Definitions Effective
                              as of the Making of the Leisure Time Advance
         Schedule P-1         Permitted Liens
         Schedule 3.2(b)      Real Property to be Mortgaged Concurrently with
                              the Leisure Time Advance
         Schedule 4.4         Real Property to be Sold
         Schedule 5.7-1       Litigation
         Schedule 5.7-2       Additional Litigation Effective as of the Making
                              of the Leisure Time Advance


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


                           LOAN AND SECURITY AGREEMENT


         This AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT, is entered into as of December 10, 1999, between FOOTHILL CAPITAL CORPORATION, a California corporation ("Foothill"), with a place of business located at 11111 Santa Monica Boulevard, Suite 1500, Los Angeles, California 90025-3333, and NATIONAL AMERICAN CORPORATION, a Nevada corporation ("NAC"), THOUSAND TRAILS, INC., a Delaware corporation ("Trails"), and the party borrowers signatory hereto: (each, individually and collectively, jointly and severally, a "Borrower"), with their chief executive office located at 2711 LBJ Freeway, Suite 200, Dallas, Texas, 75234, and is made with reference to the following facts.

                              W I T N E S S E T H:

         WHEREAS, on or about July 10, 1996, Foothill and Borrower (and other initial borrowers) entered into that certain Loan and Security Agreement, which such Loan and Security Agreement was first amended by that certain First Amendment dated as of May 16, 1997, that certain Second Amendment dated as of December 23, 1997, that certain Third Amendment dated as of January 5, 1998, that certain Fourth Amendment dated as of June 10, 1998, that certain Fifth Amendment dated as of September 15, 1998, that certain Sixth Amendment dated as of October ___, 1998, and that certain Seventh Amendment dated as of June 1, 1999; and

         WHEREAS, Borrower has requested that Foothill further amend the Loan and Security Agreement, and Borrower and Foothill have agreed to further amend and restate in its entirety the borrower and lender relationships between them, on the terms and conditions set forth herein.

         NOW, THEREFOR, in consideration of the mutual promises and covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:


         1. DEFINITIONS AND CONSTRUCTION.

                  1.1 Definitions. As used in this Agreement, the following terms shall have the following definitions:

                           "Account Debtor" means any Person who is or who may
become obligated under, with respect to, or on account of an Account.

                           "Accounts" means all currently existing and hereafter
arising accounts, contract rights, and all other forms of obligations owing to Borrower arising out of the sale or lease of goods, the rendition of services by Borrower, or the sale of campground memberships, timeshare intervals and interests, undivided real estate interests, lots and other inventory, irrespective of whether earned by performance, and any and all credit insurance, guaranties, or security therefor.

                           "Act" means all present and future laws, regulations,
statutes, common law, rules, ordinances, codes, licenses, permits, orders, approvals, plans, authorizations, concessions, franchises, and similar items of any federal, state, or local government, instrumentality, or body, as the same may be amended, modified, or supplemented from time to time and that are related to Hazardous Substances.

                           "ADA" means the Americans with Disabilities Act, 42
U.S.C. Sections 12101, et. seq., and all applicable rules and regulations promulgated thereunder.

                           "Advance" or "Advances" has the meaning set forth in
Section 2.1.

                           "Affiliate" means, as applied to any Person, any
other Person directly or indirectly controlling, controlled by, or under common control with, that Person. For purposes of this definition, "control" as applied to any Person means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities, by contract, or otherwise.

                           "Agreement" means this Amended and Restated Loan and
Security Agreement and any extensions, riders, supplements, schedules, amendments, or modifications to or in connection with this Loan and Security Agreement.

                           "AIC" means Albertsen Investment Corporation, a
Washington corporation.

                           "Authorized Officer" means any officer of Borrower.

                           "Average Unused Portion of Revolving Maximum Amount"
means (a) the Revolving Maximum Amount; less (b) the actual Daily Balance of advances made by Foothill under Section 2.1 that were outstanding during the immediately preceding month.

                           "Bankruptcy Code" means the United States Bankruptcy
Code (11 U.S.C. S 101 et seq.), as amended, and any successor statute.

                           "Borrower" has the meaning set forth in the preamble
to this Agreement.

                           "Borrower's Books" means all of Borrower's books and
records including: ledgers; records indicating, summarizing, or evidencing Borrower's properties or assets (including the Collateral) or liabilities; all information relating to Borrower's business operations or financial condition; all membership and mailing lists; and all computer programs, disc or tape files, printouts, runs, or other computer prepared information, and the equipment containing such information.

                           "Business Day" means any day which is not a Saturday,
Sunday, or other day on which national banks are authorized or required to close.

                           "Cash Equivalents" means (i) any evidence of
Indebtedness with a maturity of two years or less issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof, provided that the full faith and credit of the United States of America is pledged in support thereof, (ii) demand and time deposits and certificates of deposit or acceptance with a maturity of 180 days or less of any financial institution that is a member of the Federal Reserve System having combined capital and surplus and undivided profits of not less than $250,000,000, (iii) commercial paper with a maturity of 270 days or less issued by a corporation that is not an Affiliate of the Company and is organized under the laws of any state of the United States or the District of Columbia and rated at least A-1 by Standard & Poor's Corporation or at least P-1 by Moody's Investor Service, Inc.; (iv) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (i) above entered into with any commercial bank meeting the specifications of clause (ii) above; (v) overnight bank deposits and bankers acceptances at any commercial bank meeting the qualifications specified in clause (ii) above; (vi) deposits available for withdrawal on demand with any commercial bank not meeting the qualifications specified in clause (ii) above but which is a local depository bank, provided all deposits in the local depository bank do not exceed $100,000 in the aggregate at any one time; (vii) deposits available for withdrawal on demand with any commercial bank not meeting the qualifications specified in clause (ii) above but which is a lender (or bank affiliate thereof) under this Agreement, provided all such deposits do not exceed $5,000,000 in the aggregate at any one time; (viii) demand and time deposits and certificates of deposit with any commercial bank organized in the United States not meeting the qualifications specified in clause (ii) above, provided that such deposits and certificates support bond, letter of credit and other similar types of obligations incurred in the ordinary course of business; and (ix) investments in money market or other mutual funds substantially all of whose assets comprise securities of the types described in clauses (i) through
(v) above.

                           "Cash Proceeds" means the cash or cash equivalents
arising out of the sale of any of Borrower's assets, including, without limitation, the Accounts, the Equipment, the General Intangibles, the Inventory, the Negotiable Collateral, the Real Property, and the Excluded Real Property.

                           "Change of Control" means (i) the sale, lease or
transfer of all or substantially all of Trails' assets to any "person" or "group" (as such terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act) (ii) the liquidation or dissolution of Trails, or (iii) the time that Trails first determines or reasonably should have known that any "person" or "group" (as such terms are used for purposes of sections 13(d) and 14(d) of the Exchange Act, whether or not applicable), is or becomes the "beneficial owner" (as such term is used in Rules 13d-3 and 13d-5 under the Exchange Act, whether or not applicable, except that a "person" shall be deemed to have "beneficial ownership" of all shares that any such "person" has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 35% of the total voting power in the aggregate of all classes of Capital Stock then outstanding of Trails normally entitled to vote in elections of directors.

                           "Closing Date" means the date set forth on the cover
page to this Agreement.

                           "Code" means the California Uniform Commercial Code.

                           "Collateral" means each of the following: the
Accounts; Borrower's Books; the Cash Proceeds; the Equipment; the General Intangibles; the Inventory; the Negotiable Collateral; the Real Property; the Term Note Substitute Cash Collateral; any money, or other assets of Borrower which now or hereafter come into the possession, custody, or control of Foothill; and the proceeds and products, whether tangible or intangible, of any of the foregoing including proceeds of insurance covering any or all of the Collateral, and any and all Accounts, Borrower's Books,

Cash Proceeds, Equipment, General Intangibles, Inventory, Negotiable Collateral, the Real Property, the Excluded Real Property, money, deposit accounts, or other tangible or intangible property resulting from the sale, exchange, collection, or other disposition of any of the foregoing, or any portion thereof or interest therein, and the proceeds thereof. For purposes of the Cultus Lake (BC) Property, Collateral additionally means all of Borrower's present and after-acquired personal property wherever situate including but not limited to goods (including inventory, equipment (equipment includes, without limitation, machinery, tools, apparatus, plant, furniture, fixtures, aircraft and vehicles of whatsoever nature and kind) but excluding consumer goods), chattel paper, documents of title, instruments, intangibles, money and securities.

                           "Collections" means all cash, checks, notes,
instruments, and other items of payment (including, insurance proceeds, proceeds of Collateral sales, proceeds of cash sales, rental proceeds, and tax refunds).

                           "Daily Balance" means the amount of an Obligation
owed at the end of a given day.

                           "Early Paydown Premium" has the meaning set forth in
Section 3.6.

                           "EBITDA" means earnings before interest expense,
taxes, depreciation, and amortization and excluding losses and gains from sales of assets, extraordinary items, other non-recurring items, and interest income on Accounts, as calculated on a trailing twelve (12) month basis.

                           "Eligible Accounts" means those Accounts created by
or owned by Borrower in the ordinary course of business that strictly comply with all of Borrower's representations and warranties to Foothill, that have been current for the last three required payments, and that are and at all times shall continue to be reasonably acceptable to Foothill in all respects; provided, however, that standards of eligibility may be fixed and revised from time to time by Foothill in Foothill's reasonable credit judgment. Eligible Accounts SHALL NOT include the following:

                           Accounts with respect to which the Account Debtor is
an officer, employee, Affiliate, or agent of Borrower;

                           Accounts with respect to which the Account Debtor is
not a resident of the United States or Canada;



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

                           Accounts with respect to which Borrower is liable to
the Account Debtor;

                           Accounts with respect to which the Account Debtor
disputes liability or makes any claim with respect thereto, or is subject to any Insolvency Proceeding, or becomes insolvent, or goes out of business;

                           Accounts the collection of which Foothill, in its
reasonable credit judgment, believes to be doubtful by reason of the Account Debtor's financial condition;

                           Accounts that are payable in other than United States
or Canadian Dollars;

                           Accounts that are the subject of litigation or which
are the subject of governmental action which could reasonably be expected to adversely affect collectability.

                           "Equipment" means all of Borrower's present and
hereafter acquired machinery, machine tools, motors, equipment, furniture, furnishings, fixtures, vehicles (including motor vehicles and trailers), boats, kayaks, paddle boats, jon boats, boats of every description, wharfs, canoes, water sport equipment, sporting goods, tools, yurts, bicycles, equestrian related equipment, parts, dies, jigs, goods (other than consumer goods or farm products), wherever located, and any interest of Borrower in any of the foregoing, and all attachments, accessories, accessions, replacements, substitutions, additions, and improvements to any of the foregoing, wherever located.

                           "ERISA" means the Employee Retirement Income Security
Act of 1974, as amended from time to time, or any predecessor, successor, or superseding laws of the United States of America, together with all regulations promulgated thereunder.

                           "ERISA Affiliate" means any trade or business
(whether or not incorporated) which, within the meaning of Section 414 of the IRC, is: (i) under common control with Borrower; (ii) treated, together with Borrower, as a single employer; (iii) treated as a member of an affiliated service group of which Borrower is also treated as a member; or (iv) is otherwise aggregated with the Borrower for purposes of the employee benefits requirements listed in IRC Section 414(m)(4).

                           "ERISA Event" means any one or more of the following:
(i) a Reportable Event with respect to a Qualified Plan or a Multiemployer Plan;
(ii) a Prohibited Transaction with respect to any Plan; (iii) a complete or partial withdrawal by Borrower or any ERISA Affiliate from a Multiemployer Plan;
(iv)
the complete or partial withdrawal of Borrower or an ERISA Affiliate from a Qualified Plan during a plan year in which it was, or was treated as, a "substantial employer" as defined in Section 4001(a)(2) of ERISA; (v) a failure to make full payment when due of all amounts which, under the provisions of any Plan or applicable law, Borrower or any ERISA Affiliate is required to make;
(vi) the filing of a notice of intent to terminate, or the treatment of a plan amendment as a termination, under Sections 4041 or 4041A of ERISA other than a standard termination under Section 4041(b); (vii) an event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Qualified Plan or Multiemployer Plan; (viii) the imposition of any liability under Title IV of ERISA, other than PBGC premiums due but not delinquent under
Section 4007 of ERISA, upon Borrower or any ERISA Affiliate; and (ix) a violation by a Plan fiduciary of the applicable requirements of Sections 404 or 405 of ERISA, or the exclusive benefit rule under Section 403(c) of ERISA, for which Borrower or any ERISA Affiliate may be directly or indirectly liable.

                           "Excluded Real Property" are the items of real
property set forth on Schedule ERP.

                           "Event of Default" has the meaning set forth in
Section 8.

                           "FEIN" means Federal Employer Identification Number.

                           "Foothill" has the meaning set forth in the preamble
to this Agreement.

                           "Foothill Account" has the meaning set forth in
Section 2.5.

                           "Foothill Expenses" means all: costs or expenses
(including taxes, photocopying, notarization, telecommunication and insurance premiums) required to be paid by Borrower under any of the Loan Documents that are paid or advanced by Foothill; documentation, filing, recording, publication, appraisal (including periodic Collateral appraisals conducted by third parties, in addition to the fees set forth in Section 2.8(c)(ii); provided however, that unless there shall have occurred an Event of Default, appraisal fees incurred by Foothill other than annual appraisals conducted on the Collateral shall not be included in the definition of Foothill Expenses), real estate survey, real property taxes on any of the Real Property (should Foothill elect to pay them), environmental audit, and search fees assessed, paid, or incurred by Foothill in connection with Foothill's transactions with Borrower; costs and expenses incurred by Foothill in preserving the value of the Collateral; costs and expenses incurred by Foothill in the disbursement of funds to Borrower (by wire transfer or otherwise); charges paid or incurred by Foothill resulting from the dishonor of checks; costs and expenses paid or incurred by Foothill to correct any default or enforce any provision of the Loan Documents, or in gaining possession of, maintaining, handling, preserving, storing, shipping, selling, preparing for sale, or advertising to sell the Collateral, or any portion thereof, irrespective of whether a sale is consummated; costs and expenses paid or incurred by Foothill in examining Borrower's Books; costs and expenses of third party claims or any other suit paid or incurred by Foothill in enforcing or defending the Loan Documents; and Foothill's reasonable attorneys fees and expenses incurred in advising, structuring, drafting, reviewing, administering, amending, terminating, enforcing (including attorneys fees and expenses incurred in connection with a "workout," a "restructuring," or an Insolvency Proceeding concerning Borrower or the Obligations), defending, or concerning the Loan Documents, irrespective of whether suit is brought.

                           "GAAP" means generally accepted accounting principles
as in effect from time to time in the United States, consistently applied.

                           "General Intangibles" means all of Borrower's present
and future general intangibles and other personal property (including contract rights, rights arising under common law, statutes, or regulations, chooses or things in action, goodwill, patents, trade names, trademarks, servicemarks, copyrights, blueprints, drawings, purchase orders, customer lists, monies due or recoverable from pension funds, route lists, rights to payment and other rights under any royalty or licensing agreements, infringements, claims, computer programs, computer discs, computer tapes, literature, reports, catalogs, deposit accounts, insurance premium rebates, tax refunds, and tax refund claims), other than goods and Accounts.

                           "Hazardous Substances" means:

                           those substances as defined as "hazardous substances," "hazardous materials," "toxic substances," or "solid waste" in the Comprehensive Environmental Response, Compensation and Liability Act, Resource Conservation and Recovery Act, 42 U.S.C. Sections 6901 et seq. ("RCRA"), or the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801 et seq.;

                           those substances designated as a "hazardous substance" under or pursuant to the Federal Water Pollution Control Act, 33 U.S.C. Sections 1257 et seq., or defined as a "hazardous waste" under or pursuant to RCRA;

                           those substances listed in the United States
         Department of Transportation Table (40 CFR 172.101 and amendments thereto) or by the Environmental Protection Agency (or any successor agency) as hazardous substances (40 CFR Part 302 and amendments thereto); and

                           such other substances, materials and wastes which are regulated under any act, or which are classified as hazardous or toxic under any Act.

                           All of the statutes, acts, codes, sections and tables
listed above shall include all amendments, modifications and supplements thereto, together with all regulations promulgated pursuant to such statutes, acts, codes, sections and tables.

                           "Indebtedness" means: (a) all obligations of Borrower
for borrowed money; (b) all obligations of Borrower evidenced by bonds, debentures, notes, or other similar instruments and all reimbursement or other obligations of Borrower in respect of letters of credit, letter of credit guaranties, bankers acceptances, interest rate swaps, controlled disbursement accounts, or other financial products; (c) all obligations under capitalized leases; (d) all obligations or liabilities of others secured by a lien or security interest on any property or asset of Borrower, irrespective of whether such obligation or liability is assumed; and (e) any obligation of Borrower guaranteeing or intended to guarantee (whether guaranteed, endorsed, co-made, discounted, or sold with recourse to Borrower) any indebtedness, lease, dividend, letter of credit, or other obligation of any other Person.

                           "Indemnified Persons" means Foothill and its parents,
subsidiaries and affiliates, attorneys, and each of their officers, directors, agents, employees, trustees, receivers, executors, and administrators, and the heirs, successors, and assigns of all of the foregoing.

                           "Insolvency Proceeding" means any proceeding
commenced by or against any Person under any provision of the Bankruptcy Code or under any other bankruptcy or insolvency law, including assignments for the benefit of creditors, formal or informal moratoria, compositions, extensions generally with its creditors, or proceedings seeking reorganization, arrangement, or other similar relief.

                           "Intellectual Property Security Agreement" means: (i)
that certain Intellectual Property Security Agreement entered into July 10, 1996 between Borrower and Foothill whereby Borrower grants to Foothill a security interest in the property described therein, and (ii) that certain Intellectual Property Security Agreement entered into concurrently herewith between Borrower and Foothill whereby Borrower grants to Foothill a security interest in the property described therein.

                           "Inventory" means all present and future inventory in
which Borrower has any interest, including lots, timeshare intervals, goods held for sale or lease or to be furnished under a contract of service and all of Borrower's present and future raw materials, work in process, finished goods, and packing and shipping materials, wherever located, and any documents of title representing any of the above.

                           "IRC" means the Internal Revenue Code of 1986, as
amended, and the regulations thereunder.

                           "Known Prior Monetary Liens" means that certain lease
covering a portion of the Lake Tawakoni (TX) Property.

                           "Leisure Time Advance" means an advance to be made by
Foothill, provided: (i) all the conditions precedent required under Sections 3.2 & 3.3 are met, and (ii) the advance requested would not constitute an Overadvance; in an amount not to exceed the sum of Eleven Million Five Hundred Thousand Dollars ($11,500,000.00) plus the Leisure Time Advance fee set forth in
Section 2.8(a) hereof. The Leisure Time Advance shall include the Leisure Time Advance Fee.

                           "Leisure Time - Washington" means Leisure Time
Resorts of America, Inc., a Washington corporation.

                           "Lien Reserve" means the aggregate sum of (i) the
aggregate sum represented by all monetary liens, other than Known Prior Monetary Liens and Permitted Liens referred to in clause (c) of the definition thereof and, to the extent the obligations secured thereby are not delinquent or are secured by cash or its equivalent, the Permitted Liens referred to in clauses
(g), (i) or (m) of such definition, which are senior in priority to Foothill's lien (including those referenced in Section 8.9, but only to the extent noted therein); PLUS (ii) the aggregate sum represented by delinquent real property taxes owing on the Real Property; PLUS (iii) the aggregate sum represented by the prior liens and encumbrances on the property set forth on Schedule 3.2(b), if any.

                           "Loan Documents" means this Agreement, the Lock Box
Agreements, the Mortgages, the Term Note, the Pledge Agreements, the Intellectual Property Security Agreement, any other note or notes executed by Borrower and payable to Foothill, and any other agreement entered into in connection with this Agreement.

                           "Lock Box" has the meaning provided in the respective
Lock Box Agreements.

                           "Lock Box Agreements" means those certain Lockbox
Operating Procedural Agreements and Depository Account Agreements, in form and substance satisfactory to Foothill, each of which is among Borrower, Foothill, and one of the Lock Box Banks.

                           "Lock Box Bank" means Union Bank of California.

                           "Losses" shall mean any and all losses, liabilities,
contingent liabilities, damages, obligations, claims, contingent claims, actions, suits, proceedings, disbursements, penalties, costs, and expenses (including, without limitation, actual attorneys' fees and costs of counsel retained by Foothill to monitor the proceedings and actions of Borrower in satisfying its obligations hereunder, and to advise and represent Foothill with respect to matters related hereto, including, without limitation, fees incurred pursuant to 11 U.S.C.) and all other professional or consultants' fees and expenses), whether or not an action or proceeding is commenced or threatened.

                           "Maximum Amount" means the sum of the Revolving
Maximum Amount plus the then outstanding balance of the Term Note.

                           "Mortgages" means one or more mortgages, deeds of
trust, or deeds to secure debt, executed by Borrower in favor of Foothill, the form and substance of which shall be satisfactory to Foothill, that encumber the Real Property and the related improvements thereto.

                           "Multiemployer Plan" means a multiemployer plan as
defined in Sections 3(37) or 4001(a)(3) of ERISA or Section 414 of the IRC in which employees of Borrower or an ERISA Affiliate participate or to which Borrower or any ERISA Affiliate contribute or are required to contribute.

                           "Negotiable Collateral" means all of Borrower's
present and future letters of credit, notes, drafts, instruments, certificated and uncertificated securities (including the shares of stock of subsidiaries of Borrower), documents, and chattel paper.

                           "Non-Revolving Portion" means the sum of Six Million
Five Hundred Sixty-Five Thousand Dollars ($6,565,000) representing a portion of the advances made pursuant to Section 2.1, which such sum is non-revolving and remains outstanding until all of the Obligations are indefeasibly paid in full:
The Non Revolving Portion is evidenced by the Term Note.

                           "Obligations" means all loans, advances, debts,
principal, interest (including any interest that, but for the provisions of the Bankruptcy Code, would have accrued), premiums, liabilities (including all amounts charged to Borrower's loan account pursuant to any agreement authorizing Foothill to charge Borrower's loan account), obligations, fees (including Early Paydown Premiums), lease payments, guaranties, covenants, and duties owing by Borrower to Foothill of any kind and description (whether pursuant to or evidenced by the Loan Documents, by any note or other instrument (including the Term Note), or pursuant to any other agreement between Foothill and Borrower, and irrespective of whether for the payment of money), whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, and including any debt, liability, or obligation owing from Borrower to others that Foothill may have obtained by assignment or otherwise, and further including all interest not paid when due and all Foothill Expenses that Borrower is required to pay or reimburse by the Loan Documents, by law, or otherwise.

                           "Overadvance" has the meaning set forth in Section
2.3.

                           "OWC Acq. Corp." means OWC Acquisition Corp., a
Delaware corporation.

                           "PBGC" means the Pension Benefit Guaranty Corporation
as defined in Title IV of ERISA, or any successor thereto.

                           "Permitted Liens" means: (a) liens and security
interests held by Foothill; (b) liens and security interests set forth on Schedule P-1 attached hereto; (c) purchase money security interests and liens of lessors under capitalized leases to the extent that the acquisition or lease of the underlying asset was permitted under Section 7.10, and so long as the security interest or lien only secures the purchase price of the asset; (d) exceptions listed in the title insurance or commitment therefor to be delivered by Borrower hereunder in respect of the Real Property; (e) the Known Prior Monetary Liens; (f) junior liens arising by reason of any judgment, decree or order of any court only to the extent, for an amount, and for a period not resulting in an Event of Default with respect thereto and so long as such Lien is being contested in good faith and is adequately bonded and any appropriate legal proceedings that may have been duly initiated for the review of such judgment, decree or order shall not have been finally adversely terminated or the period within which such proceedings may be initiated shall not have expired; (g) security for the performance of bids, tenders, trade, contracts (other than contracts for the payment of money) or leases, surety bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business or appeal bonds, and public and statutory bonds; (h) liens (other than Liens arising under "ERISA") for taxes, assessments or other governmental charges not yet due or which are being contested in good faith and by appropriate proceedings if adequate reserves with respect thereto are maintained on the books of Borrower in accordance with GAAP unless the failure to so pay during the contest period results in an uncurable liability or such contest period extends beyond one year prior to a curtailment of redemption rights or uncurable liability; (i) liens of carriers, warehousemen, mechanics, landlords, materialmen, repairmen or other like Liens arising by operation of law in the ordinary course of business (other than Liens arising under ERISA) and consistent with industry practices and Liens on deposits made to obtain the release of such Liens if (y) the underlying obligations are not overdue for a period of more than 90 days; or (z) such Liens are being contested in good faith and by appropriate proceedings and adequate reserves with respect thereto are maintained on the books of Borrower in accordance with GAAP, and unasserted banker's liens and rights of set off arising in the ordinary course of business;
(j) easements, rights of way, zoning and similar restrictions and other similar encumbrances incurred in the ordinary course of business and consistent with industry practices that do not detract from the use of the property by Borrower or interfere with the ordinary conduct of the business of the Borrower; provided that any such Liens are not incurred in connection with any borrowing of money or any commitment to loan any money or to extend any credit; (k) rights of members and other customers arising in the ordinary course of business from memberships, rights to use or related or similar interest in campgrounds, resorts, or other facilities (whether arising from the holding of such memberships, rights to use or related or similar interests, by applicable law or otherwise); (l) leases, subleases, permits or other rights to use or occupy property owned or hereafter acquired by Borrower; or (m) pledges made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security legislation.

                           "Person" means and includes natural persons,
corporations, limited partnerships, general partnerships, joint ventures, trusts, land trusts, business trusts, or other organizations, irrespective of whether they are legal entities, and governments and agencies and political subdivisions thereof.

                           "Plan" means an employee benefit plan (as defined in
Section 3(3) of ERISA) which Borrower or any ERISA Affiliate sponsors or maintains or to which Borrower or any ERISA Affiliate makes, is making, or is obligated to make contributions, including any Multiemployer Plan or Qualified Plan.

                           "Pledge Agreements" means those certain seven (7)
pledge agreements dated as of July 10, 1996, or as noted below, contemporaneously herewith, whereby (i) by an Amended and Restated Pledge Agreement dated contemporaneously herewith, (y) Trails pledges to Foothill all of the issued and outstanding shares of stock which it owns and all of the notes, evidences of indebtedness, guaranties and security for the repayment of approximately Twenty-Seven Million Five Hundred Seventy-Seven Thousand Dollars ($27,577,000) owed to it by NAC, and (z) AIC pledges to Foothill all of the issued and outstanding shares of stock which it owns; (ii) NAC pledged to Foothill all of the issued and outstanding shares of stock which it owns; (iii) Foxwood Corporation pledged to Foothill all of the issued and outstanding shares of stock which it owns; (iv) Dixie Resort Corporation pledged to Foothill all of the issued and outstanding shares of stock which it owns; (v) Lake Tansi Village pledged to Foothill all of the issued and outstanding shares of stock which it owns; (vi) Western Fun Corporation pledged to Foothill all of the issued and outstanding shares of stock which it owns; and (vii) Recreation Land Corporation pledged to Foothill all of the issued and outstanding shares of stock which it owns.

                           "Prohibited Transaction" means with respect to a
Plan, any transaction described in Section 406 of ERISA which is not exempt by reason of Section 408 of ERISA, or a class or individual administrative exemption, and any transaction described in Section 4975(c) of the IRC which is not exempt by reason of Section 4975(c) of the IRC or a class or individual administrative exemption.

                           "Qualified Plan" means a pension plan (as defined in
Section 3(2) of ERISA) intended to be tax-qualified under Section 401(a) of the IRC which Borrower or any ERISA Affiliate sponsors, maintains, or to which any such person makes, is making, or is obligated to make, contributions, or, in the case of a multiple-employer plan (as described in Section 4064(a) of ERISA), has made contributions at any time during the immediately preceding period covering at least five (5) plan years, but excluding any Multiemployer Plan.

                           "Real Property" means the Arizona Property, the BC
Property, the California Property, the Florida Property, the Indiana Property, the Michigan Property, the Mississippi Property, the Nevada Property, the New Jersey Property, the North Carolina Property, the Ohio Property, the Oregon Property, the Pennsylvania Property, the South Carolina Property, the Tennessee Property, the Texas Property, the Virginia Property, and the Washington Property. The definitions of each of the foregoing are set forth in Schedule RP DEF-1 attached hereto, and concurrently with the Leisure Time Advance, as supplemented by the definitions set forth in Schedule RP DEF-2.

                           "Reference Rate" means the variable rate of interest,
per annum, most recently announced by Wells Fargo Bank, N.A., a national banking association, or any successor to the foregoing institution, as its "prime rate" or "reference rate," as the case may be, irrespective of whether such announced rate is the best rate available from such financial institution.

                           "Remediate" and "Remediation" shall include, but not
be limited to, the investigation of the environmental condition of the Real Property, the preparation of any feasibility studies, reports or remedial plans, and the performance of any cleanup, abatement, removal, remediation, containment, operation, maintenance, monitoring or restoration work, whether on or off of the Real Property.

                           "Reportable Event" means with respect to a Qualified
Plan, any event described in ERISA Section 4043(c) (other than Subsections
(c)(7) and (c)(9)) of ERISA or any other subsection for which the PBGC has waived the requirement of reporting such event to the PBGC within thirty days of incurrence.

                           "Revolving Maximum Amount" means Twenty-Eight Million
Four Hundred Thirty-Five Thousand Dollars ($28,435,000), which such amount is permanently reduced to lower amounts by the greater of (y) the sum of (1) an amount equal to the aggregate net cash proceeds of all sales of Collateral pursuant to Section 4.4 (other than the last paragraph thereof), or as otherwise approved by Foothill, which occur after June 10, 1998; plus (2) 100% of Account collections, once the Term Note has been fully secured by cash; or (z) the amount set forth below opposite the applicable date of reduction (which such amounts are not cumulatively computed; thus by way of example, the amount of reduction as of June 30, 2000 is $7,108,000, not $7,108,000 plus the reduction amount of $3,544,000 which went into effect on June 30, 1999):

         6/30/1999         -       $3,544,000

         6/30/2000         -       $7,108,000

         12/31/2000        -       $10,662,000

         6/30/2001         -       $17,770,000

         12/31/2001        -       $21,324,000

         6/30/2002         -       $24,878,000

         1/17/2003         -       $28,435,000:

                           "Satisfied Indebtedness Liens" means liens of record
which secure obligations which Borrower maintains have been satisfied in full and which should be released or reconveyed.

                           "Solvent" means, with respect to any Person on a
particular date, that on such date (a) at fair valuations, all of the properties and assets of such Person are greater than the sum of the debts, including contingent liabilities, of such Person, (b) the present fair salable value of the properties and assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person is able to realize upon its properties and assets and pay its debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business, (d) such Person does not intend to, and does not believe that it will, incur debts beyond such Person's ability to pay as such debts mature, and (e) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's properties and assets would constitute unreasonably small capital after giving due consideration to the prevailing practices in the industry in which such Person is engaged. In computing the amount of contingent liabilities at any time, it is intended that such liabilities will be computed at the amount that, in light of all the facts and circumstances existing at such time, represents the amount that reasonably can be expected to become an actual or matured liability.

                           "Tangible Net Worth" means, as of the date any
determination thereof is to be made, the difference of: (a) Borrower's total stockholder's equity or deficit; minus (b) the sum of: (i) all intangible assets (which such term includes deferred membership selling expenses and net deferred tax assets) of Borrower; and (ii) all amounts due to Borrower from Affiliates, calculated on a consolidated basis.

                           "Term Note" means that certain Secured Promissory
Note dated as of July 10, 1996 in the original principal amount of Six Million, Five Hundred Sixty-Five Thousand Dollars ($6,565,000.00) executed by Borrower in favor of Foothill.

                           "Term Note Substitute Cash Collateral" has the
meaning set forth in Section 2.1(c).

                           "Title Company" means Chicago Title Insurance
Company.

                           "Unfunded Benefit Liability" means with respect to a
Qualified Plan the excess of a Plan's benefit liabilities (as defined in Section 4001(a)(16) of ERISA) over the current value of such Plan's assets, determined in accordance with the assumptions used by the Plan's actuaries for funding the Plan pursuant to Section 412 of the IRC for the applicable plan year.

                           "Voidable Transfer" has the meaning set forth in
Section 15.8.

                  1.2 Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with GAAP. When used herein, the term "financial statements" shall include the notes and schedules thereto. Whenever the term "Borrower" is used in respect of a financial covenant or a related definition, it shall be understood to mean Borrower on a consolidated basis unless the context clearly requires otherwise.

                  1.3 Code. Any terms used in this Agreement which are defined in the Code shall be construed and defined as set forth in the Code unless otherwise defined herein.

                  1.4 Construction. Unless the context of this Agreement clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the term "including" is not limiting, and the term "or" has, except where otherwise indicated, the inclusive meaning represented by the phrase "and/or." The words "hereof," "herein," "hereby," "hereunder," and similar terms in this

Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. Section, subsection, clause, schedule, and exhibit references are to this Agreement unless otherwise specified. Any reference in this Agreement or in the Loan Documents to this Agreement or any of the Loan Documents shall include all alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, and supplements, thereto and thereof, as applicable. To the extent that items are specifically addressed in this Agreement and any other Loan Document, and such provisions are in conflict with one another (but not supplementary to one another), then the provisions of this Agreement shall govern.

                  1.5 Schedules and Exhibits. All of the schedules and exhibits attached to this Agreement shall be deemed incorporated herein by reference.

                  1.6 References to Sections in the Mortgages. References to
Section 11 of the Loan Agreement in the Mortgages shall be deemed to refer to
Section 10 of this Agreement.

         2. LOAN AND TERMS OF PAYMENT.

                  2.1 Revolving Advances.

                           (a) Subject to the terms and conditions of this
Agreement, Foothill agrees to make revolving advances ("Advances": individually, an "Advance") to Borrower in an amount not to exceed the Revolving Maximum Amount.

                           (b) Foothill shall have no obligation to make
advances hereunder to the extent they would cause the outstanding Obligations to exceed the Maximum Amount.

Until such time as the Obligations have been indefeasibly paid in full, the Non-Revolving Portion shall remain outstanding during the term of the Loan Agreement.

                           (c) All net proceeds from sales of Collateral
pursuant to Section 4.4, (other than the last paragraph thereof), and the sale of other Collateral as previously approved by Foothill, and all Collections shall be applied to the Advances until the outstanding balance thereof is Zero Dollars ($0.00). At such time and during such times as the outstanding balance of all Advances is Zero Dollars, all Collections received shall be held by Foothill as "Term Note Substitute Cash Collateral", to be continuously held by Foothill until such time as the Term Note has been indefeasibly paid in full, as expressly permitted under this Agreement.

                           (d) All Advances shall constitute Obligations.

                           (e) Foothill is authorized to make advances under
this Agreement based upon telephonic or other instructions received from anyone purporting to be an Authorized Officer of Borrower. Borrower agrees to establish and maintain a single designated deposit account for the purpose of receiving the proceeds of the advances requested by Borrower and made by Foothill hereunder. Unless otherwise agreed by Foothill and Borrower, any advance requested by Borrower and made by Foothill hereunder shall be made to such designated deposit account. Amounts borrowed pursuant to this Section 2.1 may be repaid and, subject to the terms and conditions of this Agreement, reborrowed at any time during the term of this Agreement.

                  2.2 Term Loan.

                           (a) Foothill has made a term loan to Borrower in the
original principal amount of Six Million, Five Hundred Sixty-Five Thousand Dollars ($6,565,000.00), which such sum is evidenced by the Term Note.

                           (b) No principal reduction payments may be made on
the Term Note during the term of this Agreement until Foothill's counsel advises it that there are no adverse mortgage or intangible tax consequences therefrom. Interest on the Term Note shall be payable monthly, in arrears, on the first of each month.

                           (c) All Term Note Substitute Cash Collateral shall be
held by Foothill as Collateral to secure the Obligations (and shall earn interest thereon at the per annum rate of one quarter of one (.25) percentage point above the Reference Rate) until such time as payment of the Term Note is permitted by Section 2.2(b). As of the date of execution hereof, Foothill was holding the sum of Zero Dollars ($0.00) pursuant to this Section 2.2(c).

                           (d) All amounts evidenced by the Term Note shall
constitute Obligations.

                  2.3 Overadvances. If, at any time or for any reason, the amount of Obligations then due and payable by Borrower to Foothill is greater than the sum of funds advanced on the Term Note, and the Revolving Maximum Amount (an "Overadvance"), Borrower immediately shall pay to Foothill, in cash, the amount of such excess to be used by Foothill to repay such Obligations.

                  2.4 Interest: Rate, Payments, and Calculations.

                           (a) Interest Rate. All Obligations up to the first
Fifteen Million Dollars ($15,000,000) shall bear interest, on the actual Daily Balance, at a per annum rate of one quarter of one (.25) percentage points above the Reference Rate. All Obligations over Fifteen Million Dollars ($15,000,000) and up to Twenty-Five Million Dollars ($25,000,000) shall bear interest, on the actual Daily Balance, at a per annum rate of one-half of one (.50) percentage points above the Reference Rate. All Obligations over Twenty-Five Million Dollars ($25,000,000) shall bear interest, on the actual Daily Balance, at a per annum rate of one and one-half (1.5) percentage point above the reference rate.

                           (b) Default Rate. All Obligations shall bear
interest, from and after the occurrence and during the continuance of an Event of Default, at a per annum rate equal to four and one-half (4 1/2) percentage points above the Reference Rate.

                           (c) Minimum Interest. In no event shall the rate of
interest chargeable hereunder be less than seven percent (7%) per annum. To the extent that interest accrued hereunder at the rate set forth herein (including the minimum interest rate) would yield less than the foregoing minimum amount, the interest rate chargeable hereunder for the period in question automatically shall be deemed increased to that rate that would result in the minimum amount of interest being accrued and payable hereunder.

                           (d) Interest Payments. Interest hereunder (on all the
Obligations, except contingent and unliquidated Obligations) shall be due and payable on the first day of each month during the term hereof, in arrears. Borrower hereby authorizes Foothill, at its option, without prior notice to Borrower, to charge such interest, all Foothill Expenses (as and when incurred), and all installments or other payments due under the Term Note or any other note or other Loan Document to revolving Advances, which amounts shall thereafter accrue interest at the rate then applicable hereunder. Any interest not paid when due shall be compounded by becoming a part of the Obligations, and such interest shall thereafter accrue interest at the rate then applicable hereunder.

                           (e) Computation. The Reference Rate as of this date
is eight and one-half percent (8 1/2%) per annum. In the event the Reference Rate is changed from time to time hereafter, the applicable rate of interest hereunder automatically and immediately shall be increased or decreased by an amount equal to such change in the Reference Rate. The rates of interest charged hereunder shall be based upon the daily Reference Rate in effect during the month. All interest and fees chargeable under the Loan Documents shall be computed on the basis of a three hundred sixty (360) day year for the actual number of days elapsed.

                           (f) Intent to Limit Charges to Maximum Lawful Rate.
In no event shall the interest rate or rates payable under this Agreement or the Term Note, plus any other amounts paid in connection herewith, exceed the highest rate permissible under any law that a court of competent jurisdiction shall, in a final determination, deem applicable. Borrower and Foothill, in executing this Agreement, the Term Note, and the other loan Documents, intend to legally agree upon the rate or rates of interest and manner of payment stated within it; provided, however, that, anything contained herein, in the Term Note, or any of the other Loan Documents to the contrary notwithstanding, if said rate or rates of interest or manner of payment exceeds the maximum allowable under applicable law, then, ipso facto as of the date of this Agreement and the Term Note, Borrower is and shall be liable only for the payment of such maximum as allowed by law, and payment received from Borrower in excess of such legal maximum, whenever received, shall be applied to reduce the principal balance of the Obligations to the extent of such excess. All interest paid or agreed to be paid by Borrower shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full period until payment in full of the Obligations (including the period of any extension hereof) so that the interest hereon for such full period shall not exceed interest computed at the maximum lawful rate. This paragraph shall control all agreements between Borrower and Foothill.

                  2.5 Collection of Accounts. Borrower shall at all times maintain lockboxes (the "Lockboxes") and, if not earlier so instructed, immediately after the Closing Date, shall instruct all Account Debtors with respect to the Accounts, General Intangibles, and Negotiable Collateral of Borrower to remit all Collections in respect thereof to such Lockboxes. Borrower agrees that all Collections and other amounts received by Borrower from any Account Debtor or any other source immediately upon receipt shall be deposited into a Lockbox Account. No Lockbox Agreement or arrangement contemplated thereby shall be modified by Borrower without the prior written consent of Foothill. Upon the terms and subject to the conditions set forth in the Lockbox Agreements, all amounts received in each Lockbox Account shall be wired each Business Day into an account (the "Foothill Account") maintained by Foothill at a depositary selected by Foothill.

                  2.6 Crediting Payments; Application of Collections. The receipt of any wire transfer of funds, check, or other item of payment by Foothill (whether from transfers to Foothill by the Lock Box Bank pursuant to the Lock Box Agreements or otherwise) immediately shall be applied to provisionally reduce the Obligations in the manner which the daily reports prepared by Borrower disclose are collections resulting from asset sales, contract collections, and other miscellaneous revenues, but shall not be considered a payment on account unless such wire transfer is of immediately available federal funds and is made to the appropriate deposit account of Foothill or unless and until such check or other item of payment is honored when presented for payment. From and after the Closing Date, Foothill is and shall be entitled to charge Borrower for three (3) Business Days of 'clearance' at the applicable rates set forth in Sections 2.4(a) and 2.4(b) on all collections, checks, wire transfers, or other items of payment that are received by Foothill (regardless of whether forwarded by the Lock Box Bank to Foothill, whether provisionally applied to reduce the Obligations, or otherwise). This across-the-board three (3) Business Day clearance charge on all receipts is acknowledged by the parties to constitute an integral aspect of the pricing of Foothill's facility to Borrower, and shall apply irrespective of the characterization of whether receipts are owned by Borrower or Foothill, and irrespective of the level of Borrower's Obligations to Foothill. Should any check or item of payment not be honored when presented for payment, then Borrower shall be deemed not to have made such payment, and interest shall be recalculated accordingly. Anything to the contrary contained herein notwithstanding, any wire transfer, check, or other item of payment shall be deemed received by Foothill only if it is received into Foothill's Operating Account (as such account is identified in the Lock Box Agreements) on or before 11:00 a.m. Los Angeles time. If any wire transfer, check, or other item of payment is received into Foothill's Operating Account (as such account is identified in the Lock Box Agreements) after 11:00 a.m. Los Angeles time it shall be deemed to have been received by Foothill as of the opening of business on the immediately following Business Day.

                  2.7 Statements of Obligations. Foothill shall render statements to Borrower of the Obligations, including principal, interest, fees, and including an itemization of all charges and expenses constituting Foothill Expenses owing, and such statements shall be conclusively presumed to be correct and accurate and constitute an account stated between Borrower and Foothill unless, within thirty (30) days after receipt thereof by Borrower, Borrower shall deliver to Foothill by registered, certified mail, or telecopy at its address specified in

Section 13, written objection thereto describing the error or errors contained in any such statements.

                  2.8 Fees. Borrower shall pay to Foothill the following fees:

                           (a) Leisure Time Advance Fee. A one time advance fee
of one-half of one percent (0.50%) of the amount of the Leisure Time Advance, which is fully earned upon the funding thereof, and shall be advanced as an Advance directly by Foothill to itself without the necessity of further direction concurrently with the funding of the Leisure Time Advance;

                           (b) Unused Line Fee. On the first day of each month
during the term of this Agreement, a fee in an amount equal to one half of one percent (1/2%) per annum times the Average Unused Portion of the Revolving Maximum Amount, as such defined term may change in accordance with the definition thereof;

                           (c) Financial Examination, Documentation, and
Appraisal Fees. (i) Foothill's customary fee of Six Hundred Fifty Dollars ($650) per day per examiner, plus out-of-pocket expenses for each financial analysis and examination of Borrower performed by Foothill or its agents; (ii) Foothill's customary appraisal fee of One Thousand Five Hundred Dollars ($1,500) per day per appraiser, plus out-of-pocket expenses for each appraisal of the Collateral performed by Foothill or its agents; and, (iii) on each July 10 while Obligations remain outstanding, Foothill's fee of Five Thousand Dollars ($5,000) per year for its loan documentation review: provided there shall not have occurred an Event of Default or provided that facts or circumstances which would cause a prudent lender to believe that a prospective Event of Default is about to occur, Borrower shall not be charged more frequently than quarterly for the financial examinations set forth in Section 2.8(c)(i) and shall not be charged more frequently than annually for the appraisals set forth in Section 2.8(c)(ii); and

                           (d) Servicing Fee. On the first day of each month
during the term of this Agreement, and thereafter so long as any Obligations are outstanding, a servicing fee in an amount equal to Five Thousand Dollars ($5,000) per month.

         3. CONDITIONS; TERM OF AGREEMENT.

                  3.1 Conditions Precedent to the Initial Advance to Borrower. The obligation of Foothill to make the initial advance to Borrower is subject to the fulfillment, to the satisfaction of Foothill and its counsel, of each of the following conditions on or before the Closing Date:

                           (a) Foothill shall have received a certificate from
the Secretary or an Assistant Secretary of each Borrower attesting to the resolutions of Borrower's Boards of Directors authorizing its execution and delivery of this Agreement and the other Loan Documents to which such Borrower is a party and authorizing specific officers of Borrower to execute same;

                           (b) Foothill shall have received an opinion of
Borrower's counsel in form and substance satisfactory to Foothill in its sole discretion; and

                           (c) all other documents and legal matters in
connection with the transactions contemplated by this Agreement shall have been delivered or executed or recorded and shall be in form and substance satisfactory to Foothill and its counsel.

                  3.2 Conditions Precedent to the Leisure Time Advance. The following shall be conditions precedent to the making of the Leisure Time
Advance:


                           (a) the Closing Date shall occur on or before
December 31, 1999;

                           (b) There shall not have occurred any material
adverse change in any of AIC's, Leisure Time - Washington's, or Borrower's businesses;

                           (c) Foothill and its counsel shall have reviewed and
approved of the stock acquisition agreement between one of Borrower and the owners of the AIC stock;

                           (d) Borrower shall have delivered to Foothill and
Foothill shall have approved of (i) an updated combined cash flow statement for the term of this Agreement which takes into account the acquisition of the AIC and Leisure Time - Washington stock and (ii) a phase I environmental report on all properties owned by AIC and Leisure Time - Washington;

                           (e) Neither AIC nor Leisure Time - Washington shall
be in violation of any Acts other than such violations which are disclosed to, and accepted by, Foothill;

                           (f) Completion by Foothill of an audit of AIC and
Leisure Time - Washington, and their assets, which must be acceptable to Foothill;

                           (g) Completion of an appraisal by an entity
acceptable to Foothill of all campgrounds, which appraisal must be acceptable to Foothill;

                           (h) AIC and Leisure Time - Washington execute an
amendment to the Loan Agreement adding them as a borrower thereunder;

                           (i) Foothill is provided with a first priority
security interest securing the obligations under the Loan Agreement in all of the real property set forth on Schedule 3.2(b) (subject to the obligations of Borrower to deliver proof of same pursuant to the delivery of the title insurance policies as set forth in Section 3.8(b) hereof) and a first priority security interest securing the obligations under the Loan Agreement in all of the other assets of AIC and Leisure Time - Washington; provided, however that Foothill shall accept a second in priority lien on some or all of the assets not disclosed on Schedule 3.2(b) provided that (a) such lien(s) were previously provided to third party lenders by AIC and Leisure Time - Washington and (b) such lien(s) in the aggregate secure indebtedness never to exceed $250,000;

                           (j) Foothill shall have received each of the
following documents, duly executed, and each such document shall be in full force and effect:

                                    (i)      the Lock Box Agreements;

                                    (ii)     the UCC-1's reflecting the assets
                                             of AIC and Leisure Time
                                             -Washington; and

                                    (iii)    all of the Pledge Agreements;

                           (k) Foothill shall have received the original stock
certificates and stock powers for the stock which is subject to the Pledge Agreements;

                           (l) Foothill shall have received each of the
Mortgages set forth in Schedule 3.2(b), duly executed, and each shall have been recorded in the appropriate county recording office, or Foothill shall be provided with "gap" coverage satisfactory to it by Title Company;

                           (m) Foothill shall have received assurances from
Title Company regarding the post closing issuance of title insurance policies, in the form acceptable to Foothill;

                           (n) Foothill shall have received the certificates for
the policies of insurance, together with the endorsements for such policies, as are required by Section 6.9 hereof, the form and substance of which shall be satisfactory to Foothill and its counsel;

                           (o) Each Borrower (including AIC and Leisure Time -
Washington) shall be a corporation in good standing in the jurisdiction of its incorporation and qualified to do business in any other jurisdiction where such qualification is required by law; and

                           (p) Foothill shall have received such opinions of
Borrower's counsel relating to AIC and Leisure Time - Washington and their assets as Foothill shall reasonably require, which opinion(s) shall be satisfactory to Foothill and its counsel as to both form and substance. Such opinions shall include, but not be limited to, opinions as to their corporate existence, their power and authority to enter into the amendment and other documents, the validity, binding effect, and enforceability of each of the loan and security documents against them.

                  3.3 Conditions Precedent to All Advances. The following shall be conditions precedent to all advances (including the Leisure Time Advance):

                           (a) the representations and warranties contained in
this Agreement and the other Loan Documents shall be true and correct in all material respects on and as of the date of such advance as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date);

                           (b) no Event of Default or event which with the
giving of notice or passage of time would constitute an Event of Default shall have occurred and be continuing on the date of such advance, nor shall either result from the making of the advance; and

                           (c) no injunction, writ, restraining order, or other
order of any nature prohibiting, directly or indirectly, the making of such advance shall have been issued and remain in force by any governmental authority against Borrower, Foothill, or any of their Affiliates.

                  3.4 Term. This Agreement shall become effective upon the execution and delivery hereof by Borrower and Foothill and shall continue in full force and effect for a term ending on January 17, 2003. The foregoing notwithstanding, Foothill shall have the right to terminate its obligation to make advances hereunder or permit Borrower to utilize proceeds from any of the Collateral immediately and without notice upon the occurrence and during the continuation of an Event of Default.

                  3.5 Effect of Termination. On the date of termination, all Obligations immediately shall become due and payable without notice or demand. No termination of this Agreement, however, shall relieve or discharge Borrower of Borrower's duties, Obligations, or covenants hereunder, and Foothill's continuing security interests in the Collateral shall remain in effect until all Obligations (other than contingent unliquidated Obligations pursuant to Section 10.3) have been fully and finally discharged and Foothill's obligation to provide advances hereunder is terminated.

                  3.6 Early Termination or Paydown by Borrower. Borrower has the option, at any time upon thirty (30) days prior written notice to Foothill, to terminate this Agreement by paying to Foothill, in cash, the Obligations, together with a premium (the "Early Paydown Premium") payable in the following events, as follows:

                  (A) if the termination results from a refinancing or recapitalization of any Borrower, or any portion of the funds used to pay-off the Obligations directly or indirectly result from borrowed money, the Early Paydown Premium shall be equal to the greater of: (a) the total interest owing for the immediately preceding six (6) month period; or (b) (i) Five Hundred Thousand Dollars ($500,000) if terminated during calendar year 1999, (ii) Four Hundred Thousand Dollars ($400,000) if terminated during calendar year 2000, (iii) Three Hundred Thousand Dollars ($300,000) if terminated during calendar year 2001, or (iv) Two Hundred Thousand Dollars ($200,000) if terminated during calendar years 2002 or 2003.

                  (B) if the termination results from a complete paydown using funds generated from Borrower's business operations, or in connection with a Change of Control, the Early Paydown Premium shall be equal to the greater of: (a) the total interest owing for the immediately preceding six (6) month period; or (b) (i) Two Hundred and Fifty Thousand Dollars ($250,000) if terminated during calendar year 1999, (ii) Two Hundred Thousand Dollars ($200,000) if terminated during calendar year 2000, (iii) One Hundred and Fifty Thousand Dollars ($150,000) if terminated during calendar year 2001, or (iv) One Hundred Thousand Dollars ($100,000) if terminated during calendar years 2002 or 2003.

                  3.7 Termination Upon Event of Default. If Foothill terminates this Agreement upon the occurrence of an Event of Default that intentionally is caused by Borrower for the purpose, in Foothill's reasonable judgment, of avoiding payment of the Early Paydown Premium provided in Section 3.6, in view of the impracticability and extreme difficulty of ascertaining actual damages and by mutual agreement of the parties as to a reasonable calculation of Foothill's lost profits as a result thereof, Borrower shall pay to Foothill upon the effective date of such termination, a premium in an amount equal to the Early Paydown Premium. The Early Paydown Premium shall be presumed to be the amount of damages sustained by Foothill as the result of the early termination and Borrower agrees that it is reasonable under the circumstances currently existing. The Early Paydown Premium provided for in this Section 3.7 shall be deemed included in the Obligations.

                  3.8 Post Closing Date Obligations of Borrower. Commencing on the Closing Date, and continuing thereafter until fully and finally resolved to the satisfaction of Foothill, in its reasonable business judgement, Borrower shall diligently and continuously seek to provide Foothill with the following:

                           (a) Foothill shall have received searches reflecting
the filing of its financing statements and fixture filings (other than in Tennessee) which shall disclose no filings against any of the Collateral not set forth in Schedule P-1, other than purchase money security interests in individual pieces of equipment which in the aggregate do not exceed Two Hundred and Fifty Thousand Dollars ($250,000.00);

                           (b) Foothill shall have received ALTA 1970 Form
Lenders Policies of Title Insurance in form and content acceptable to Foothill, in its judgment using the same business standards when evaluating non-monetary exceptions which it used when evaluating the preliminary title reports delivered to it by Title Company prior to the Closing Date, on the Real Property identified on Schedule 3.2(b). The policies or commitments: (i) shall not disclose prior monetary liens on any of the insured Real Property; (ii) shall not disclose any other prior monetary liens for which there is an indication other than such policy or commitment that such lien secures outstanding debt; and (iii) shall not disclose unacceptable non-monetary liens or title defects for properties. Borrower shall endeavor to provide the policies called for in this Section 3.2(b) within ninety days of the Leisure Time Advance;

                           (c) Within ninety (90) days of the funding of the
Leisure Time Advance, Borrower shall have made all arrangements necessary to ensure that all Accounts acquired with the Leisure Time Advance shall be deposited into a Lock Box; and

                           (d) Within thirty (30) days of the funding of the
Leisure Time Advance, Foothill shall have received the originals of each of the Accounts relating to the AIC and Leisure Time - Washington assets.


         4. CREATION OF SECURITY INTEREST.

                  4.1 Grant of Security Interest. Borrower hereby grants to Foothill a continuing security interest in all currently existing and hereafter acquired or arising Collateral in order to secure prompt repayment of any and all Obligations and in order to secure prompt performance by Borrower of each of its covenants and duties under the Loan Documents. Foothill's security interests in the Collateral shall attach to all Collateral without further act on the part of Foothill or Borrower. Anything contained in this Agreement or any other Loan Document to the contrary notwithstanding, Borrower has no authority, express or implied, to dispose of any item or portion of the Collateral, other than: (i) the sale of retail inventory sold to the general public, campground memberships, undivided tenancy in common interests, timeshare intervals, and resort property lots to members of the general public, consistent with past business practices;
(ii) damaged, worn-out or obsolete items of Equipment, or to abandon the same, provided such Equipment is no longer necessary for the proper conduct of Borrower's business; (iii) Real Property sold in accordance with the provisions of Section 4.4 or otherwise approved by Foothill in writing; and (iv) during any fiscal year, up to Two Hundred and Fifty Thousand Dollars ($250,000) worth of Equipment.

                  4.2 Negotiable Collateral. In the event that any Collateral, including proceeds, is evidenced by or consists of Negotiable Collateral, Borrower shall, immediately upon the request of Foothill, endorse and assign such Negotiable Collateral to Foothill and deliver physical possession of such Negotiable Collateral to Foothill.

                  4.3 Collection of Accounts, General Intangibles, Negotiable Collateral.

                           (a) Foothill, Borrower, and the Lock Box Bank shall
enter into the Lock Box Agreements, in form and substance satisfactory to Foothill in its sole discretion, pursuant to which all of Borrower's cash receipts, checks, and other items of payment (including, insurance proceeds, proceeds of cash sales, rental proceeds, and tax refunds) will be forwarded to Foothill on a daily basis. At any time, Foothill or Foothill's designee may: (a) notify customers or Account Debtors of Borrower that the Accounts, General Intangibles, or Negotiable Collateral have been assigned to Foothill or that Foothill has a security interest therein; and (b) during the continuation of an Event of Default, collect the Accounts, General Intangibles, and Negotiable Collateral directly and charge the reasonable collection costs and expenses to Borrower's loan account. Borrower agrees that it will hold in trust for Foothill, as Foothill's trustee, any cash receipts, checks, and other items of payment (including, insurance proceeds, proceeds of cash sales, rental proceeds, and tax refunds) that it receives and immediately will deliver said cash receipts, checks, and other items of payment to Foothill in their original form as received by Borrower.

                           (b) Foothill shall apply all collections on the
Accounts in accordance with Sections 2.1 & 2.2.

                           (c) Foothill shall apply all net proceeds of sales of
Collateral pursuant to Section 4.4 hereof (other than the last paragraph thereof) or as otherwise approved by Foothill in accordance with Sections 2.1 & 2.2.

                  4.4 Sales of Portions of the Real Property; Application of Proceeds. Other than as provided in Section 4.4(b), Borrower may not sell any of the Real Property or Excluded Real Property without Foothill's express prior written consent which may be withheld in Foothill's sole and absolute discretion.

                           (a) With Foothill's prior written consent, which may
be withheld in Foothill's sole and absolute discretion, and provided further that there shall not have occurred an Event of Default, Foothill shall, from time to time, provided Borrower has first fulfilled and satisfied the terms and conditions on its part to be fulfilled pursuant to the terms of this Agreement and this Section 4.4, provide for and deliver to escrow or to a title company, a (partial) reconveyance of a portion of the Real Property, provided all the following conditions are met:

                           (b) the sale shall occur on terms and conditions
sufficient that Foothill shall receive in cash all net proceeds of sale, net of usual and customary closing costs borne by sellers of real property and, to the extent applicable, payoff of secured amounts owing on Known Prior Monetary Liens, in an amount equal to or greater than that set forth on Schedule 4.4, as consideration for such (partial) reconveyance, such amount to be applied as provided in Sections 2.1 & 2.2. Property not included on Schedule 4.4 may not be sold without Foothill's prior written consent, except as otherwise expressly permitted in Section 4.1;

                           (i) Such (partial) reconveyance shall not create a
violation of law as to the remainder of the project which is subject to the Mortgage (including all subdivision laws);

                           (ii) prior to or at the time of the request for such
partial reconveyance, Borrower shall have delivered to Foothill a pro forma settlement sheet showing the selling price of the portion of the Real Property sought to be released, the proceeds to be forwarded to Foothill to be applied against the Obligations secured hereby, and such other information as Foothill shall require;

                           (iii) a description sufficient to show the location
of the portion of the Real Property to be released with respect to the balance of the property not released;

                           (iv) issuance of such title endorsements as Foothill
may reasonably require to establish the continuing priority of the lien of the Mortgages; and

                           (v) execution of an irrevocable instruction to the
escrow or title company directing that they are only authorized to record the release of the reconveyance upon payment of the release price set forth herein.

                           Notwithstanding the foregoing provisions of this
Section 4.4, Borrower may sell campground memberships, timeshare intervals, undivided tenancy in common interests, and resort property lots to members of the general public, consistent with past business practices without the prior written consent of Foothill, and Foothill shall in accordance therewith, deliver such reconveyances as are reasonably required for the sale of such interests.

                  4.5 Delivery of Additional Documentation Required. At any time upon the request of Foothill, Borrower shall execute and deliver to Foothill all financing statements, continuation financing statements, fixture filings, security agreements, chattel mortgages, pledges, assignments, endorsements of certificates of title, applications for title, affidavits, reports, notices, schedules of accounts, letters of authority, and all other documents that Foothill may reasonably request, in form satisfactory to Foothill, to perfect and continue perfected Foothill's security interests in the Collateral and in order to fully consummate all of the transactions contemplated hereby and under the other the Loan Documents.

                  4.6 Power of Attorney. Borrower hereby irrevocably makes, constitutes, and appoints Foothill (and any of Foothill's officers, employees, or agents designated by Foothill) as Borrower's true and lawful attorney, with power to: (a) if Borrower refuses to, or fails timely to execute and deliver any of the documents described in Section 4.5, sign the name of Borrower on any of the documents described in Section 4.5; (b) at any time that an Event of Default has occurred and is continuing, sign Borrower's name on any invoice or bill of lading relating to any Account, drafts against Account Debtors, schedules and assignments of Accounts, verifications of Accounts, and notices to Account Debtors; (c) send requests for verification of Accounts; (d) endorse Borrower's name on any checks, notices, acceptances, money orders, drafts, or other item of payment or security that may come into Foothill's possession; (e) at any time that an Event of Default has occurred and is continuing , notify the post office authorities to change the address for delivery of Borrower's mail to an address designated by Foothill, to receive and open all mail addressed to Borrower, and to retain all mail relating to the Collateral and forward all other mail to Borrower; (f) at any time that an Event of Default has occurred and is continuing, make, settle, and adjust all claims under Borrower's policies of insurance and make all determinations and decisions with respect to such policies of insurance; and (g) at any time that an Event of Default has occurred and is continuing, settle and adjust disputes and claims respecting the Accounts directly with Account Debtors, for amounts and upon terms which Foothill determines to be reasonable, and Foothill may cause to be executed and delivered any documents and releases which Foothill determines to be necessary. The appointment of Foothill as Borrower's attorney, and each and every one of Foothill's rights and powers, being coupled with an interest, is irrevocable until all of the Obligations have been fully and finally repaid and performed and Foothill's obligation to extend credit hereunder is terminated.

                  4.7 Right to Inspect. Foothill (through any of its officers, employees, or agents) shall have the right, from time to time hereafter to inspect the Real Property, Borrower's Books and to check, test, and appraise the Collateral in order to verify Borrower's financial condition or the amount, quality, value, condition of, or any other matter relating to, the Collateral.

         5. REPRESENTATIONS AND WARRANTIES.

                  Borrower represents and warrants to Foothill as follows:

                  5.1 No Prior Encumbrances. Borrower has good and indefeasible title to the Collateral, free and clear of liens, claims, security interests, or encumbrances, except for Permitted Liens.

                  5.2 Eligible Accounts. The Eligible Accounts are, at the date hereof and as of each date on which Borrower includes them in a Borrowing Base calculation or certification, bona fide existing obligations created by the sale of campground memberships, undivided interests in certain resort properties, interval interests, and residential resort lots, or the rendition of services to Account Debtors in the ordinary course of business, unconditionally owed to Borrower without defenses, disputes, offsets, counterclaims, or rights of return or cancellation. All conditions precedent to the creation of the Eligible Accounts have been satisfied without offset or counterclaim. Borrower has not received notice of actual or imminent bankruptcy, insolvency, or material impairment of the financial condition of any applicable Account Debtor regarding any Account included in the Eligible Accounts.

                  5.3 Location of Chief Executive Office; FEIN.

                           (a) The chief executive office of Trails is located
at the address indicated in the preamble to this Agreement and Borrower's FEIN is 75-2138671.

                           (b) The chief executive office of NAC is located at
the address indicated in the preamble to this Agreement and Borrower's FEIN is 64-0511406.

                  5.4 Borrower's Corporate Ownership. Trails is a publicly traded corporation, and its subsidiaries are wholly owned, directly or indirectly, by Trails, and each subsidiary of such subsidiaries are wholly owned subsidiaries.

                  5.5 Due Organization and Qualification. Borrower is duly organized and existing and in good standing under the laws of the state of its incorporation and qualified and licensed to do business in, and in good standing in, any state where the failure to be so licensed or qualified could reasonably be expected to have a material adverse effect on the business, operations, condition (financial or otherwise), finances, or prospects of Borrower or on the value of the Collateral to Foothill.

                  5.6 Due Authorization; No Conflict. The execution, delivery, and performance of the Loan Documents are within Borrower's corporate powers, have been duly authorized, and are not in conflict with nor constitute a breach of any provision contained in Borrower's Articles or Certificate of Incorporation, or By-laws, nor will they constitute an event of default under any material agreement to which Borrower is a party or by which its properties or assets may be bound.

                  5.7 Litigation. There are no actions or proceedings pending by or against Borrower before any court or administrative agency and Borrower does not have knowledge or belief of any pending, threatened, or imminent litigation, governmental investigations, or claims, complaints, actions, or prosecutions involving Borrower, except for: (a) ongoing collection matters in which Borrower is the plaintiff; (b) matters disclosed on Schedule 5.7-1; (c) if the Leisure Time Advance is made, those matters set forth on Schedule 5.7-2; and
(d) matters arising after the date hereof which could reasonably be expected to materially impair the prospect of repayment of the Obligations or materially impair the value or priority of Foothill's security interests in the Collateral.

                  5.8 No Material Adverse Change in Financial Condition. All financial statements relating to Borrower that have been delivered by Borrower to Foothill have been prepared consistent with GAAP and fairly present Borrower's consolidated financial condition as of the date thereof and Borrower's results of operations for the period then ended. There has not been a material adverse change in the consolidated financial condition of Borrower since the date of the latest financial statements submitted to Foothill on or before the Closing Date.

                  5.9 Solvency. On a consolidated basis, Borrower is Solvent. No transfer of property is being made by Borrower and no obligation is being incurred by Borrower in connection with the transactions contemplated by this Agreement or the other Loan Documents with the intent to hinder, delay, or defraud either present or future creditors of Borrower.

                  5.10 Employee Benefits. Except as expressly noted in the last sentence herein: (i) Each Plan is in compliance in all material respects with the applicable provisions of ERISA and the IRC; (ii) Each Qualified Plan and Multiemployer Plan has been determined by the Internal Revenue Service to qualify under

Section 401 of the IRC, and the trusts created thereunder have been determined to be exempt from tax under Section 501 of the IRC, and, to the best knowledge of Borrower, nothing has occurred that would cause the loss of such qualification or tax-exempt status; iii) There are no outstanding liabilities under Title IV of ERISA with respect to any Qualified Plan maintained or sponsored by Borrower or any ERISA Affiliate, nor with respect to any Qualified Plan to which Borrower or any ERISA Affiliate contributes or is obligated to contribute which could reasonably be expected to have a material adverse effect on the financial condition of Borrower; (iv) No Qualified Plan subject to Title IV of ERISA has any Unfunded Benefit Liability which could reasonably be expected to have a material adverse effect on the financial condition of Borrower; (v) Neither Borrower nor any ERISA Affiliate has transferred any Unfunded Benefit Liability to a person other than Borrower or an ERISA Affiliate or has otherwise engaged in a transaction that could be subject to Sections 4069 or 4212(c) of ERISA which could reasonably be expected to have a material adverse effect on the financial condition of Borrower; (vi) Neither Borrower nor any ERISA Affiliate has incurred nor reasonably expects to incur (x) any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Sections 4201 or 4243 of ERISA with respect to a Multiemployer Plan, or (y) any liability under Title IV of ERISA (other than premiums due but not delinquent under Section 4007 of ERISA) with respect to a Qualified Plan, which could, in either event, reasonably be expected to have a material adverse effect on the financial condition of Borrower; (vii) No application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the IRC has been made with respect to any Qualified Plan; (viii) No ERISA Event has occurred or is reasonably expected to occur with respect to any Plan which could reasonably be expected to have a material adverse effect on the financial condition of Borrower; and (ix) Borrower and each ERISA Affiliate have complied in all material respects with the notice and continuation coverage requirements of
Section 4980B of the IRC. The foregoing representations and warranties contained in this Section 5.10 are not made with respect to the 401(k) plan which had been in place by Leisure Time - Washington prior to the acquisition by Trails of the stock of AIC, which such 401(k) plan is being terminated concurrently with the Leisure Time Advance.

                  5.11 Environmental Condition.

                           (a) Borrower has not used Hazardous Substances at or
affecting the Real Property or the Excluded Real Property in any manner which violates any Act governing the use, storage, treatment, transportation, manufacturing, refinement, handling, production, or disposal of Hazardous Substances, or that may make the owner of the Premises liable in tort under a common law public or private nuisance action which could reasonably be expected to have a material adverse effect on the business operations or the value of any campground or other individual portion of the Real Property.

                           (b) No prior or current owner, occupant or operator
of the Real Property or the Excluded Real Property has used Hazardous Substances at or affecting each of the foregoing real property in any manner which violates any Act governing the use, storage, treatment, transportation, manufacturing, refinement, handling, production, or disposal of Hazardous Substances, or that may make the owner of the such liable in tort under a common law public or private nuisance action which could reasonably be expected to have a material adverse effect on the business operations or the value of any campground or other individual portion of the Real Property.

                  5.12 Compliance With The ADA. Except for matters disclosed on
Schedule 5.12:

                           (a) Borrower has made all modifications or provided
all accommodations which may be required to be made or provided by Borrower to the Real Property pursuant to the ADA in order to accommodate the needs and requirements of any disabled persons which if not made could reasonably be expected to have a material adverse effect on the business operations or the value of any campground or other individual portion of the Real Property.

                           (b) Borrower has received no notice or complaint
regarding any noncompliance with the ADA of any of the Real Property or of Borrower's employment practices and, to the best of Borrower's knowledge, there has been no threatened litigation alleging any such noncompliance by Borrower or the Real Property which could reasonably be expected to have a material adverse effect on the business operations or the value of any campground or other individual portion of the Real Property.

                  5.13 Real Property.

                           (a) Each of the individual parcels of Real Property
substantially includes the amenities and improvements contained in the definition of each, with such variations as do not materially reduce the overall benefits purported to be provided to users thereof.

                           (b) The Real Property and the Excluded Real Property
constitutes all of the real estate owned by Borrower and a single non-borrower subsidiary.

                           (c) The signatories to each of the Mortgages are the
lawful fee owners of the property encumbered thereby.

                           (d) The Known Prior Monetary Liens secure
indebtedness which in the aggregate do not exceed Three Hundred Thirty-Five Thousand Four Hundred Dollars ($335,400).

                           (e) There are no outstanding obligations purportedly
secured by the Satisfied Indebtedness Liens.

                           (f) As of the Closing Date:

                                    (i)      Schedule ERP sets forth the Real
                                             Property which is not at this time
                                             contemplated to be mortgaged;

                                    (ii)     Schedule 3.2(a) sets forth the Real
                                             Property to be acquired with the
                                             Leisure Time Advance; and

                                    (iii)    Schedule 4.4 sets forth the Real
                                             Property contemplated to be sold,
                                             and the minimum net sale prices for
                                             each.

                  5.14 Inter-Company Indebtedness.

                           (a) At all times during the term of this Agreement
NAC will owe Trails, without deduction or set-off of any kind, at least Twenty-Seven Million Five Hundred Seventy-Seven Thousand Dollars ($27,577,000), which is guaranteed by secured guaranties by all of its subsidiaries that are Borrowers; provided that this Section 6.15(a) shall not prohibit loans or advances (or repayments thereof) permitted by Section 8.8.

                           (b) All evidences of secured intercompany indebted
nesses, and the security therefore, will on the Closing Date be transferred to Foothill.

                  5.15 Solvency of AIC and Leisure Time - Washington. As of the making of the Leisure Time Advance, both AIC and Leisure Time - Washington are Solvent. No transfer of property is being made by either and no obligation is being incurred by either in connection with the transactions contemplated by this Agreement or the other Loan Documents with the intent to hinder, delay, or defraud either present or future creditors of either.


                  5.16 Reliance by Foothill; Cumulative. Each warranty and representation contained in this Agreement automatically shall be deemed repeated with each advance and shall be conclusively presumed to have been relied on by Foothill regardless of any investigation made or information possessed by Foothill. The warranties and representations set forth herein shall be cumulative and in addition to any and all other warranties and representations that Borrower now or hereafter shall give, or cause to be given, to Foothill.

               6. AFFIRMATIVE COVENANTS.

                  Borrower covenants and agrees that, so long as any credit hereunder shall be available and until full and final payment of the Obligations (other than contingent unliquidated Obligations pursuant to Section 10.3), and unless Foothill shall otherwise consent in writing, Borrower shall do all of the following:

                  6.1 Accounting System. Borrower shall maintain a standard and modern system of accounting that facilitates preparation of financial statements in accordance with GAAP with ledger and account cards or computer tapes, discs, printouts, and records pertaining to the Collateral which contain information as from time to time may be reasonably requested by Foothill.

                  6.2 Collateral Reports. Borrower shall deliver to Foothill:
(i) on a daily basis no later than two (2) Business Days after receipt, a listing of the net cash proceeds from sales of portions of the Real Property, collections of principal, interest and other fees on the Accounts, and other business revenues, listed by category, which constitute the payments received by Foothill through the Lock Box, and such other information as Foothill shall request; (ii) no later than the tenth (10th) day of each month during the term of this Agreement, a detailed aging, by total, of the Accounts, a reconciliation statement, and a summary aging, by obligee, of all accounts payable and any book overdraft, status of campground membership sales, operating reports for each campground, and a listing of all pending sales, and the status of each, of portions of the Collateral to be sold as referenced in Schedule 4.4; and (iii) from time to time at such times as Foothill may reasonably require, collection reports, sales journals, invoices, original delivery receipts, customer's purchase orders, and other documentation therefor. Absent such a request by Foothill, copies of all such documentation shall be held by Borrower as custodian for Foothill. The obligations contained in Section 6.2(ii) above notwithstanding, Borrower shall endeavor to provide the reports and materials called for therein at all times specified therein with respect to the accounts and other financial matters acquired pursuant to the purchase of the AIC stock as rapidly as commercially reasonable as soon as such stock is acquired, but in any event shall do so within ninety (90) days of the acquisition.

                  6.3 Schedules of Accounts. With such regularity as Foothill shall reasonably require, Borrower shall provide Foothill with schedules describing all Accounts. Foothill's failure to request such schedules or Borrower's failure to execute and deliver such schedules shall not affect or limit Foothill's security interests or other rights in and to the Accounts.

                  6.4 Financial Statements, Reports, Certificates. Borrower agrees to deliver to Foothill: (a) as soon as available, but in any event within thirty (30) days after the end of each month (unless such month constitutes a fiscal quarter end month, in which such event within forty-five days, or unless such month is a fiscal year end month, in which such event, within ninety days) during each of Borrower's fiscal years, a consolidated balance sheet, income statement, and cash flow statement covering Borrower's operations during such period; and (b) as soon as available, but in any event within ninety (90) days after the end of each of Borrower's fiscal years, consolidated financial statements of Borrower for each such fiscal year, audited by independent certified public accountants reasonably acceptable to Foothill and certified, without any qualifications, by such accountants to have been prepared in accordance with GAAP, together with a certificate of such accountants addressed to Foothill stating that such accountants do not have knowledge of the existence of any event or condition constituting an Event of Default, or that would, with the passage of time or the giving of notice, constitute an Event of Default. Such audited financial statements shall include a balance sheet, profit and loss statement, and cash flow statement, and, if prepared, such accountants' letter to management.

                           Together with the above, Borrower also shall deliver
to Foothill Borrower's Form 10-Q Quarterly Reports, Form 10-K Annual Reports, and Form 8-K Current Reports, and any other filings made by Borrower with the Securities and Exchange Commission, if any, within three (3) days of the date within which the same are filed, or any other report, letter, or other written communication that is provided by Borrower to its shareholders, and any other report reasonably requested by

Foothill relating to the Collateral and financial condition of Borrower.

                           Each month, together with the financial statements
provided pursuant to Section 6.4(a), Borrower shall deliver to Foothill a certificate signed by its chief financial officer to the effect that: (i) all financial statements have been prepared consistent with GAAP and fairly present the financial condition of Borrower and all reports, statements, or computer prepared information of any kind or nature delivered or caused to be delivered to Foothill hereunder fairly present the financial condition of Borrower; (ii) Borrower is in timely compliance with all of its covenants and agreements hereunder; (iii) the representations and warranties of Borrower contained in this Agreement and the other Loan Documents are true and correct in all material respects on and as of the date of such certificate, as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date); and (iv) on the date of delivery of such certificate to Foothill there does not exist any condition or event that constitutes an Event of Default (or, in each case, to the extent of any non-compliance, describing such non-compliance as to which he or she may have knowledge and what action Borrower has taken, is taking, or proposes to take with respect thereto).

                           Borrower shall have issued written instructions to
its independent certified public accountants authorizing them to communicate with Foothill and to release to Foothill whatever financial information concerning Borrower that Foothill may request. Borrower hereby irrevocably authorizes and directs all auditors, accountants, or other third parties to deliver to Foothill, at Borrower's expense, copies of Borrower's financial statements, papers related thereto, and other accounting records of any nature in their possession, and to disclose to Foothill any information they may have regarding Borrower's business affairs and financial conditions.

                  6.5 Tax Returns. Borrower agrees to deliver to Foothill copies of each of Borrower's future federal income tax returns, and any amendments thereto, within thirty (30) days of the filing thereof with the Internal Revenue Service.

                  6.6 Title to Equipment. Upon Foothill's request, Borrower immediately shall deliver to Foothill, properly endorsed, any and all evidences of ownership of, certificates of title, or applications for title to any items of Equipment.

                  6.7 Maintenance of Equipment. Borrower shall keep and maintain the Equipment in good operating condition and repair (ordinary wear and tear excepted), and make all necessary replacements thereto so that the operating efficiency thereof shall at all times be maintained and preserved consistent with past business practices.

                  6.8 Taxes. All assessments and taxes, whether real, personal, or otherwise, due or payable by, or imposed, levied, or assessed against Borrower or any of its property have been paid, and shall hereafter be paid in full, before delinquency or before the expiration of any extension period. Borrower shall make due and timely payment or deposit of all federal, state, and local taxes, assessments, or contributions required of it by law, and will execute and deliver to Foothill, on demand, appropriate certificates attesting to the payment thereof or deposit with respect thereto. Borrower will make timely payment or deposit of all tax payments and withholding taxes required of it by applicable laws, including those laws concerning F.I.C.A., F.U.T.A., state disability, and local, state, and federal income taxes, and will, upon request, furnish Foothill with proof satisfactory to Foothill indicating that Borrower has made such payments or deposits. Notwithstanding the foregoing Borrower shall have the right to contest in good faith any such payment and may during such contest period not pay the contested amounts unless the failure to so pay during the contest period results in an uncurable liability or such contest period extends beyond one year prior to a curtailment of redemption rights or uncurable liability.

                  6.9 Insurance.

                           (a) Borrower, at its expense, shall keep the
Collateral (exclusive of the Real Property) insured against loss or damage by fire, theft, explosion, sprinklers, and all other hazards and risks, and in such amounts, as are ordinarily insured against by other owners in similar businesses. Borrower also shall maintain business interruption, public liability, and property damage insurance, as well as insurance against larceny, embezzlement, and criminal misappropriation.

                           (b) Borrower will obtain and maintain insurance at
the levels and with the coverage as disclosed in the certificates of insurance delivered to Foothill contemporaneously with the execution of this Agreement.

                           (c) All insurance required herein shall be written by
companies of recognized financial standing, reasonably satisfactory to Foothill. Such insurance shall be in form reasonably satisfactory to Foothill, shall with respect to hazard insurance and such other insurance as Foothill shall specify, name as the loss payee thereunder Borrower and Foothill, as their interests may appear, and shall contain a California Form 438BFU

(NS) mortgagee endorsement, or its local equivalent. Every policy of insurance referred to in this Section shall contain an agreement by the insurer that it will not cancel such policy except after thirty (30) days' prior written notice.

                           (d) Original policies or certificates thereof
satisfactory to Foothill evidencing such insurance shall be delivered to Foothill at least thirty (30) days prior to the expiration of the existing or preceding policies. Borrower shall give Foothill prompt notice of any casualty loss covered by such insurance and Foothill shall have the exclusive right to adjust all casualty losses which individually exceed Twenty-Five Thousand Dollars ($25,000) and which in the aggregate during any fiscal year exceed Seventy-Five Thousand Dollars ($75,000) and which are payable under any such insurance policies without any liability to Borrower whatsoever in respect of such adjustments. Any monies received as payment for any loss under any insurance policy including, but not limited to, the insurance policies mentioned above, shall be paid over to Foothill to be applied at the option of Foothill either to the prepayment of the Obligations without premium, in such order or manner as Foothill may elect, or shall be disbursed to Borrower under stage payment terms satisfactory to Foothill for application to the cost of repairs, replacements or restorations. All restorations shall be effected with reasonable promptness and shall be of a value at least equal to the value of the items or property to destroyed prior to such damage or destruction. Upon the occurrence of an Event of Default, all prepaid premiums shall be applied by Foothill to the payment of the Obligations in such order or form as Foothill shall determine.

                           (e) Borrower shall not take out separate insurance
concurrent in form or contributing in the event of loss with that required to be maintained under this Section 7.9, unless Foothill is included thereon as named insured with the loss payable to Foothill under a standard California 438BFU
(NS) Mortgagee endorsement, or its local equivalent. Borrower shall immediately notify Foothill whenever such separate insurance is taken out, specifying the insurer thereunder and full particulars as to the policies evidencing the same, and originals of such policies shall immediately thereafter be provided to Foothill.

                  6.10 Financial Covenants. Borrower shall maintain:

                           (a) EBITDA of at least Nine Million Dollars
($9,000,000.00) measured on a fiscal quarter end basis for the trailing twelve months;

and

                           (b) Tangible Net Worth (Deficit). Tangible Net Worth
(Deficit) of no less than Two Million Dollars (2,000,000) measured on a fiscal quarter end basis.

                  6.11 No Setoffs or Counterclaims. All payments hereunder and under the other Loan Documents made by or on behalf of Borrower shall be made without setoff or counterclaim and free and clear of, and without deduction or withholding for or on account of, any federal, state, or local taxes.

                  6.12 Compliance with Laws. Borrower shall comply with the requirements of all applicable laws, rules, regulations, and orders of any governmental authority, including the Fair Labor Standards Act and the ADA, so as to permit Borrower to uninterruptedly continue to run its business operations at each site of the Real Property and Excluded Real Property.

                  6.13 Employee Benefits.

                           (a) Borrower shall deliver to Foothill a written
statement by the chief financial officer of Borrower specifying the nature of any of the following events and the actions which Borrower proposes to take with respect thereto promptly, and in any event within ten (10) days of becoming aware of any of them, and when known, any action taken or threatened by the Internal Revenue Service, PBGC, Department of Labor, or other party with respect thereto: (i) an ERISA Event with respect to any Plan; (ii) the incurrence of an obligation to pay additional premium to the PBGC under Section 4006(a)(3)(E) of ERISA with respect to any Plan; and (iii) any lien on the assets of Borrower arising in connection with any Plan.

                           (b) Borrower shall also promptly furnish to Foothill
copies prepared or received by Borrower or an ERISA Affiliate of: (i) at the request of Foothill, each annual report (Internal Revenue Service Form 5500 series) and all accompanying schedules, actuarial reports, financial information concerning the financial status of each Plan, and schedules showing the amounts contributed to each Plan by or on behalf of Borrower or its ERISA Affiliates for the most recent three (3) plan years; (ii) all notices of intent to terminate or to have a trustee appointed to administer any Plan; (iii) all written demands by the PBGC under Subtitle D of Title IV of ERISA; (iv) all notices required to be sent to employees or to the PBGC under Section 302 of ERISA or Section 412 of the IRC; (v) all written notices received with respect to a Multiemployer Plan concerning (x) the imposition or amount of withdrawal liability pursuant to
Section 4202 of ERISA, (y) a termination described in Section 4041A of ERISA, or
(z) a reorganization or insolvency described in Subtitle E of Title IV of ERISA;
(vi) the adoption of any new

Plan that is subject to Title IV of ERISA or Section 412 of the IRC by Borrower or any ERISA Affiliate; (vii) the adoption of any amendment to any Plan that is subject to Title IV of ERISA or Section 412 of the IRC, if such amendment results in a material increase in benefits or Unfunded Benefit Liability; or
(viii) the commencement of contributions by Borrower or any ERISA Affiliate to any Plan that is subject to Title IV of ERISA or Section 412 of the IRC.

                  6.14 Environmental Condition.

                           (a) Borrower shall keep or cause the Real Property
and the Excluded Real Property to be kept free of Hazardous Substances and not cause or permit any of the foregoing real property to be used to generate, manufacture, refine, transport, treat, store, handle, dispose, produce, or process Hazardous Substances except in compliance with all applicable Acts which, if not complied with, could reasonably be expected to have a material adverse effect on Borrower's uninterruptedly continued business operations at each site of the Real Property and Excluded Real Property.

                           (b) Borrower shall ensure compliance by all owners,
operators, and occupants of the Real Property and the Excluded Real Property with all applicable Acts and will ensure that all such owners, operators and occupants obtain and comply with any and all required approvals, registrations, or permits which, if not complied with, could reasonably be expected to have a material adverse effect on Borrower's uninterruptedly continued business operations at each site of the Real Property and Excluded Real Property.

                           (c) Upon the reasonable request of Foothill, not to
occur more than once during the term of this Agreement, unless Foothill, acting in good faith, reasonably believes there to be an environmental issue, Borrower shall conduct and complete all investigations, studies, samplings, and testings relative to Hazardous Substances at or affecting the Real Property and the Excluded Real Property. Upon the written request of Foothill, not to occur more than once during the term of this Agreement, unless Foothill, acting in good faith, reasonably believes there to be an environmental issue, Borrower shall provide Foothill at Borrower's sole cost and expense and without any liability to Foothill, with an environmental site assessment or an environmental audit report, or an update of such assessment or report, by an environmental engineering firm acceptable to Foothill, all in scope, form, and content satisfactory to Foothill, to assess with a reasonable degree of certainty the presence or absence of Hazardous Substances and the potential cost in connection with the Remediation of any Hazardous

Substances at or related to the Real Property and the Excluded Real Property. Upon demand of Foothill, and at Borrower's sole cost and expense, Borrower shall promptly take all actions to Remediate the Real Property and the Excluded Real Property which are required by federal, state, or local governmental agency or political subdivision or which are reasonably necessary to mitigate a spill or a violation of any Act or to allow the continued use of the Real Property and the Excluded Real Property as historically used. All such work shall be performed by one or more contractors selected by Borrower and approved in advance and in writing by Foothill. Borrower shall proceed continuously and diligently with such investigatory and remedial actions, provided that in all cases, such actions shall be in accordance with all applicable requirements of all Acts. Any such actions shall be performed in a good, safe, and workmanlike manner and shall minimize any impact on the business or occupation at or near the Real Property and the Excluded Real Property. Borrower shall pay all costs in connection with such investigatory and remedial activities, including but not limited to, all power and utility costs, any and all taxes or fees that may be applicable to such activities. Borrower shall promptly provide to Foothill copies of testing results and reports that are generated in compliance with the above activities. Promptly upon completion of such investigation and Remediation, Borrower shall permanently seal or cap all monitoring wells and test holes to industrial standards and compliance with all Acts, remove all associated equipment, and restore the Real Property and the Excluded Real Property to the condition existing prior to the commencement of Remediation, which shall include, without limitation, the repair of any surface damage, including paving caused by such investigation or Remediation hereunder.

                           (d) The obligations of Borrower and the rights of
Foothill with respect to Hazardous Substances are in addition to and not in substitution of the obligations of Borrower and the rights of Foothill under all applicable, federal, state, and local laws, regulations, and ordinances relating to health and safety, and protection of the environment. The obligations of Borrower and the rights of Foothill, notwithstanding anything contained herein or in any other document or agreement which may be construed to the contrary,
(i) shall not be subject to any antideficiency laws or protections, if any, (ii) shall survive (y) a non-judicial sale, judicial sale or deed or other transaction in lieu of such sale hereunder, and (z) the repayment of the Obligations. In the event Borrower does not timely perform any of its obligations with respect to Hazardous Substances, Foothill may perform such obligations, but is not obligated to, at the expense of Borrower and such expense shall be added to the Obligations and shall not cure Borrower's breach under this Agreement.

                  6.15 Compliance With The ADA.

                           (a) Borrower shall promptly provide Foothill with
copies of all notices or claims which may be received by Borrower and involving claims made by any individual, entity or governmental agency as to any alleged noncompliance of the Real Property with the requirements of the ADA.

                           (b) Borrower shall observe and comply in all material
respects with all obligations and requirements of the ADA as it applies to the Real Property.

                  6.16 Post Closing Date Issues. Within ninety (90) days (unless otherwise provided in Schedule 4.7) of the Closing Date, Borrower shall have completed all of the items set forth in Section 4.7 to the satisfaction of Foothill in its sole and absolute discretion.

                  6.17 The Real Property.

                           (a) Borrower shall use its best efforts to remove of
record all Satisfied Indebtedness Liens and to provide Foothill with satisfactory evidence of same.

                           (b) At any time Foothill deems itself insecure, or
following an Event of Default, Borrower shall, to the fullest extent permitted at law, and without breaching any provision of a prior Permitted Lien, duly execute and deliver to Foothill Mortgages encumbering the Excluded Property.

                  6.18 Term Note Substitute Cash Collateral. On the dates set forth below, the Term Loan Substitute Cash Collateral shall consist of at least the following amounts:

                  December 31, 2001         $3,282,500.00

                  June 30, 2002             $6,565,000.00

To the extent otherwise permitted hereunder, Borrower may borrow such sums pursuant to Section 2.1 hereof.


               7. NEGATIVE COVENANTS.

                  Borrower covenants and agrees that, so long as any credit hereunder shall be available and until full and final payment of the Obligations (other than contingent unliquidated Obligations pursuant to Section 10.3), Borrower will not do any of the following without Foothill's prior written consent:

                  7.1 Indebtedness. Create, incur, assume, permit, guarantee, or otherwise become or remain, directly or indirectly, liable with respect to any Indebtedness, except:

                           (a) Indebtedness evidenced by this Agreement and the
Term Note;

                           (b) Indebtedness set forth in the latest financial
statements of Borrower submitted to Foothill on or prior to the Closing Date;

                           (c) Indebtedness secured by Permitted Liens;

                           (d) refinancings, renewals, or extensions of
Indebtedness permitted under clauses (b) and (c) of this Section 7.1 (and continuance or renewal of any Permitted Liens associated therewith) so long as:
(i) the terms and conditions of such refinancings, renewals, or extensions do not materially impair the prospects of repayment of the Obligations by Borrower,
(ii) the net cash proceeds of such refinancings, renewals, or extensions do not result in an increase in the aggregate principal amount of the Indebtedness so refinanced, renewed, or extended, (iii) such refinancings, renewals, refundings, or extensions do not result in a shortening of the average weighted maturity of the Indebtedness so refinanced, renewed, or extended, and (iv) to the extent that Indebtedness that is refinanced was subordinated in right of payment to the Obligations, then the subordination terms and conditions of the refinancing Indebtedness must be at least as favorable to Foothill as those applicable to the refinanced Indebtedness;

                           (e) other unsecured indebtedness which in the
aggregate does not exceed the sum of Five Hundred Thousand Dollars ($500,000);

                           (f) unsecured indebtedness between Borrowers, and any
modifications thereof; and

                           (g) the secured inter-company indebtedness assigned
to Foothill as Collateral which is referenced in Section 5.14(a).

                  7.2 Liens. Create, incur, assume, or permit to exist, directly or indirectly, any lien on or with respect to any of its property or assets, of any kind, whether now owned or hereafter acquired, or any income or profits therefrom, except for Permitted Liens (including liens that are replacements of Permitted Liens to the extent that the original Indebtedness is refinanced under
Section 7.1(e) and so long as the replacement liens secure only those assets or property that secured the original Indebtedness).

                  7.3 Restrictions on Fundamental Changes. Except after the making of the Leisure Time Advance (at which such time AIC will merge into Leisure Time - Washington), enter into any acquisition, merger, consolidation, reorganization, or recapitalization, or reclassify its capital stock, or liquidate, wind up, or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, assign, lease, transfer, or otherwise dispose of, in one transaction or a series of transactions, all or any substantial part of its business, property, or assets, whether now owned or hereafter acquired, or acquire by purchase or otherwise all or substantially all of the properties, assets, stock, or other evidence of beneficial ownership of any Person, except that (a) any Borrower may (i) merge into any other Borrower upon thirty (30) days following delivery to Foothill of written notice of the intended merger, and (ii) reincorporate in the State of Delaware upon thirty (30) days following delivery to Foothill of written notice of the intended reincorporation, and (b) Trails may issue shares of its capital stock from time to time.

                  7.4 Extraordinary Transactions and Disposal of Assets. Except as contemplated in Section 3.2, enter into any transaction not in the ordinary and usual course of Borrower's business, including the sale, lease, or other disposition of, moving, relocation, or transfer, whether by sale or otherwise, of any of Borrower's properties or assets.

                  7.5 Change Name. Change Borrower's name (except that OWC may, with the prior written consent of Foothill, change its name), FEIN, corporate structure or identity, or add any new fictitious name.

                  7.6 Guarantee. Guarantee or otherwise become in any way liable with respect to the obligations of any Person not a Borrower except by endorsement or instruments or items of payment for deposit to the account of Borrower or which are transmitted or turned over to Foothill.

                  7.7 Restructure. Except as contemplated in Section 3.2, and expressly permitted by Section 7.3 make any change in Borrower's financial structure, the principal nature of Borrower's business operations, or the date of its fiscal year.

                  7.8 Prepayments. Except in connection with a refinancing permitted by Section 7.1(e), prepay any Indebtedness owing to any Person not a Borrower. The foregoing notwithstanding, Borrowers may on an unsecured basis loan and repay monies between themselves from time to time.

                  7.9 Change of Control. Cause, permit, or suffer, directly or indirectly, any Change of Control.

                  7.10 Capital Expenditures. Make any capital expenditure, or any commitment therefor, in excess of Three Million Eight Hundred Thousand Dollars ($3,800,000).

                  7.11 Distributions. Except as expressly permitted in Section 7.13, and except between Borrowers, make any distribution or declare or pay any dividends (in cash or in stock) on, or purchase, acquire, redeem, or retire any of Borrower's capital stock, of any class, whether now or hereafter outstanding.

                  7.12 Accounting Methods. Modify or change its method of accounting or enter into, modify, or terminate any agreement currently existing, or at any time hereafter entered into with any third party accounting firm or service bureau for the preparation or storage of Borrower's accounting records without said accounting firm or service bureau agreeing to provide Foothill information regarding the Collateral or Borrower's financial condition. Borrower waives the right to assert a confidential relationship, if any, it may have with any accounting firm or service bureau in connection with any information requested by Foothill pursuant to or in accordance with this Agreement, and agrees that Foothill may contact directly any such accounting firm or service bureau in order to obtain such information.

                  7.13 Investments. Directly or indirectly make or acquire any beneficial interest in (including stock, partnership interest, or other securities of), or make any loan, advance, or capital contribution in excess of One Hundred Thousand Dollars ($100,000) in any fiscal year, to, any Person not a Borrower, except (i) payments as contemplated by the By-Law Amendment referred to in Section 8.11, and (ii) investments in Cash Equivalents. Notwithstanding the prior sentence, Thousand Trails, Inc. shall be permitted to purchase up to $100,000 worth of Thousand Trails, Inc. stock per month at a price which is not greater than the market price for such stock on such dates. Provided that Borrower has availability under the Revolving Maximum Amount and provided that all other conditions under the Loan Agreement have been satisfied, Borrower shall be permitted to use the proceeds of Revolving Advances to purchase such stock. Borrower shall be able to cumulate the $100,000 monthly cap on repurchases of its own stock, so that any unused allowed sums can be carried over into successive months, with a maximum carryover allowed amount of $500,000. Commencing July 31, 1999, the maximum carryover allowed amount shall be increased to $600,000, and such maximum amount shall increase by an additional $100,000 each successive month-end until the maximum carryover allowed amount equals $1,000,000.

                  7.14 Transactions with Affiliates. Directly or indirectly enter into or permit to exist any material transaction with any Affiliate of Borrower except for: (i) transactions that are in the ordinary course of Borrower's business, upon fair and reasonable terms, that are fully disclosed to Foothill, and that are no less favorable to Borrower than would be obtained in arm's length transaction with a non-Affiliate, or (ii) transactions among Borrowers.

                  7.15 Suspension. Suspend or go out of a substantial portion of its non-resort business, except as contemplated by Section 4.4.

                  7.16 Compensation. Increase the annual fee or per-meeting fee paid to directors during any year by more than fifteen percent (15%) over the prior year; pay or accrue base compensation, during any year, to officers and senior management in an aggregate amount in excess of one hundred fifteen percent (115%) of such base compensation paid or accrued in the prior year, exclusive of severance payments and exclusive of annual bonuses, such annual bonuses being limited to 100% of base compensation in the case of the President and Chief Executive Officer, 50% of base compensation in the case of other executive officers and 25% of base compensation in the case of all other senior management.

                  7.17 Use of Proceeds. Except for: (i) Five Million Dollars ($5,000,000) which may be used by Borrower for its working capital needs, and
(ii) using the proceeds of any Advances to partially or fully perform Borrower=s obligations pursuant to Section 6.18 hereof; use the proceeds of any Advances made hereunder for any purpose other than the purchase of the stock of AIC. Borrower may use all Advances to purchase the stock of AIC if Borrower so chooses. The Five Million Dollar ($5,000,000) working capital component of the Revolving Maximum Amount may be repaid and reborrowed provided that Borrower has complied with all of the other provisions of the Loan Agreement.

        8. EVENTS OF DEFAULT.

                  Any one or more of the following events shall constitute an event of default (each, an "Event of Default") under this Agreement:

                  8.1 If Borrower fails to pay when due and payable or when declared due and payable, any portion of the Obligations (whether of principal, interest (including any interest which, but for the provisions of the Bankruptcy Code, would have accrued on such amounts), fees and charges due Foothill, reimbursement of Foothill Expenses, or other amounts constituting Obligations);

                  8.2 If Borrower fails or neglects to perform, keep, or observe any term, provision, condition, covenant, or agreement contained in this Agreement, in any of the Loan Documents, or in any other present or future agreement between Borrower and Foothill;

                  8.3 If Borrower fails or neglects to perform, keep, or observe any term, provision, condition, or agreement contained in the Mortgages;

                  8.4 If there is a material impairment of the prospect of repayment of any portion of the Obligations owing to Foothill or a material impairment of the value or priority of Foothill's security interests in the Collateral;

                  8.5 If any material portion of Borrower's properties or assets is attached, seized, subjected to a writ or distress warrant, or is levied upon, or comes into the possession of any third Person;

                  8.6 If an Insolvency Proceeding is commenced by Borrower;

                  8.7 If an Insolvency Proceeding is commenced against Borrower and any of the following events occur: (a) Borrower consents to the institution of the Insolvency Proceeding against it; (b) the petition commencing the Insolvency Proceeding is not timely controverted; (c) the petition commencing the Insolvency Proceeding is not dismissed within forty-five (45) calendar days of the date of the filing thereof; provided, however, that, during the pendency of such period, Foothill shall be relieved of its obligation to make additional advances hereunder; (d) an interim trustee is appointed to take possession of all or a substantial portion of the properties or assets of, or to operate all or any substantial portion of the business of, Borrower; or (e) an order for relief shall have been issued or entered therein;

                  8.8 If Borrower is enjoined, restrained, or in any way prevented by court order from continuing to conduct all or any material part of its business affairs;

                  8.9 If a notice of lien, levy, or assessment in an amount in excess of One Hundred Thousand Dollars ($100,000)(any amount equal to or less than One Hundred Thousand Dollars ($100,000) will decrease the Revolving Maximum Amount by such amount for so long as such lien is outstanding) is filed of record with respect to any of Borrower's properties or assets by the United States Government, or any department, agency, or instrumentality thereof, or by any state, county, municipal, or governmental agency, or if any taxes or debts owing at any time hereafter to any one or more of such entities becomes a lien, whether choate or otherwise, upon any of Borrower's properties or assets and the same is not paid on the payment date thereof;

                  8.10 If a judgment or other claim in an amount in excess of One Hundred Thousand Dollars ($100,000)(any amount equal to or less than One Hundred Thousand Dollars ($100,000) will decrease the Revolving Maximum Amount by such amount for so long as such lien is outstanding and not sufficiently bonded) becomes a lien or encumbrance upon any material portion of Borrower's properties or assets;

                  8.11 If there is a default in any material agreement to which Borrower is a party with one or more third Persons resulting in a right by such third Persons, irrespective of whether exercised, to accelerate the maturity of Borrower's obligations thereunder;

                  8.12 If Borrower makes any payment on account of Indebtedness that has been contractually subordinated in right of payment to the payment of the Obligations, except to the extent such payment is permitted by the terms of the subordination provisions applicable to such Indebtedness;

                  8.13 If any material misstatement or misrepresentation exists now or hereafter in any warranty, representation, statement, or report made to Foothill by Borrower or any officer, employee, agent, or director of Borrower, or if any such warranty or representation is withdrawn;

                  8.14 If (a) with respect to any Plan, there shall occur any of the following which could reasonably be expected to have a material adverse effect on the financial condition of Borrower: (i) the violation of any of the provisions of ERISA; (ii) the loss by a Plan intended to be a Qualified Plan of its qualification under Section 401(a) of the IRC; (iii) the incurrence of liability under Title IV of ERISA; (iv) a failure to make full payment when due of all amounts which, under the provisions of any Plan or applicable law, Borrower or any ERISA Affiliate is required to make; (v) the filing of a notice of intent to terminate a Plan under Sections 4041 or 4041A of ERISA;

(vi) a complete or partial withdrawal of Borrower or an ERISA Affiliate from any Plan; (vii) the receipt of a notice by the plan administrator of a Qualified Plan that the PBGC has instituted proceedings to terminate such Plan or appoint a trustee to administer such Plan; (viii) a commencement or increase of contributions to, or the adoption of or the amendment of, a Plan; and (ix) the assessment against Borrower or any ERISA Affiliate of a tax under Section 4980B of the IRC; or (b) the Unfunded Benefit Liability of all of the Plans of Borrower and its ERISA Affiliates shall, in the aggregate, exceeds One Hundred Thousand Dollar ($100,000).

                  8.15 If: (a) there shall occur during any consecutive twelve month period, one or more uninsured losses, thefts, damage or destruction of the Real Property, or any part thereof, which individually exceed One Hundred Thousand Dollars ($100,000) or which have an aggregate value in excess of One Million Dollars ($1,000,000) inclusive of Borrower's deductible; or (b) an event of default shall occur under any prior Permitted Lien, if any, on the Real Property.

        9. FOOTHILL'S RIGHTS AND REMEDIES.

                  9.1 Rights and Remedies. Upon the occurrence of an Event of Default, and, except with respect to the exercised remedy of the appointment and service of a receiver, during the continuance of an Event of Default, Foothill may, at its election, without notice of its election and without demand, do any one or more of the following, all of which are authorized by Borrower:

                           (a) Declare all Obligations, whether evidenced by
this Agreement, by any of the other Loan Documents, or otherwise, immediately due and payable;

                           (b) Cease advancing money or extending credit to or
for the benefit of Borrower under this Agreement, under any of the Loan Documents, or under any other agreement between Borrower and Foothill;

                           (c) Terminate this Agreement and any of the other
Loan Documents as to any future liability or obligation of Foothill to make advances, but without affecting Foothill's rights and security interests in the Collateral and without affecting the Obligations;

                           (d) Settle or adjust disputes and claims directly
with Account Debtors for amounts and upon terms which Foothill considers advisable, and in such cases, Foothill will credit Borrower's loan account with only the net amounts received by Foothill in payment of such disputed Accounts after deducting all Foothill Expenses incurred or expended in connection therewith;

                           (e) Without notice to or demand upon Borrower, make
such payments and do such acts as Foothill considers necessary or reasonable to protect its security interests in the Collateral. Borrower agrees to assemble the Collateral if Foothill so requires, and to make the Collateral available to Foothill as Foothill may designate. Borrower authorizes Foothill to enter the premises where the Collateral is located, to take and maintain possession of the Collateral, or any part of it, and to pay, purchase, contest, or compromise any encumbrance, charge, or lien that in Foothill's determination appears to conflict with its security interests and to pay all expenses incurred in connection therewith. With respect to any of Borrower's owned premises, Borrower hereby grants Foothill a license to enter into possession of such premises and to occupy the same, without charge, for up to one hundred twenty (120) days in order to exercise any of Foothill's rights or remedies provided herein, at law, in equity, or otherwise;

                           (f) Without notice to Borrower (such notice being
expressly waived), and without constituting a retention of any collateral in satisfaction of an obligation (within the meaning of Section 9505 of the Code), set off and apply to the Obligations any and all (i) balances and deposits of Borrower held by Foothill (including any amounts received in the Lock Boxes), or
(ii) indebtedness at any time owing to or for the credit or the account of Borrower held by Foothill;

                           (g) Hold, as cash collateral, and apply in accordance
herewith, any and all balances and deposits of Borrower held by Foothill, and any amounts received in the Lock Boxes, against the Obligations unless such application is in violation of law or could adversely effect the full and complete exercise of all of Foothill's rights and remedies, in which such events Foothill shall hold, as cash collateral such sums to secure the full and final repayment of all of the Obligations;

                           (h) Ship, reclaim, recover, store, finish, maintain,
repair, prepare for sale, advertise for sale, and sell (in the manner provided for herein or in the Mortgages) the Collateral. Foothill is hereby granted a license or other right to use, without charge, Borrower's labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks, service marks, and advertising matter, or any property of a similar nature, as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral and Borrower's rights under all licenses and all franchise agreements shall inure to Foothill's benefit;

                           (i) Sell the Collateral at either a public or private
sale, or both, by way of one or more contracts or transactions, for cash or on terms, in such manner and at such places (including Borrower's premises) as Foothill determines is commercially reasonable. It is not necessary that the Collateral be present at any such sale;

                           (j) Foothill shall give notice of the disposition of
the Collateral as follows:

                                   (1) Foothill shall give Borrower and each
holder of a security interest in the Collateral who has filed with Foothill a written request for notice, a notice in writing of the time and place of public sale, or, if the sale is a private sale or some other disposition other than a public sale is to be made of the Collateral, then the time on or after which the private sale or other disposition is to be made;

                                   (2) The notice shall be personally delivered
or mailed, postage prepaid, to Borrower as provided in Section 12, at least ten
(10) days before the date fixed for the sale, or at least ten (10) days before the date on or after which the private sale or other disposition is to be made; no notice needs to be given prior to the disposition of any portion of the Collateral that is perishable or threatens to decline speedily in value or that is of a type customarily sold on a recognized market. Notice to Persons other than Borrower claiming an interest in the Collateral shall be sent to such addresses as they have furnished to Foothill;

                                   (3) If the sale is to be a public sale,
Foothill also shall give notice of the time and place by publishing a notice one time at least five (5) days before the date of the sale in a newspaper of general circulation in the county in which the sale is to be held;

                           (k) Foothill may credit bid and purchase at any
public sale; and

                           (l) Any deficiency that exists after disposition of
the Collateral as provided above will be paid immediately by Borrower. Any excess will be returned, without interest and subject to the rights of third Persons, by Foothill to Borrower.

                  9.2 Remedies Cumulative. Foothill's rights and remedies under this Agreement, the Loan Documents, and all other agreements shall be cumulative. Foothill shall have all other rights and remedies not inconsistent herewith as provided under the Code, by law, or in equity. No exercise by Foothill of one right or remedy shall be deemed an election, and no waiver by Foothill of any Event of Default shall be deemed a continuing waiver. No delay by Foothill shall constitute a waiver, election, or acquiescence by it.

                  9.3 Foreclosure Not A Discharge. Foreclosure shall not operate as a discharge to Borrower's Obligations to Foothill as to Hazardous Substances and the indemnity provisions in Section 10; and in the event Borrower tenders a deed in lieu of foreclosure for all or part of the Real Property, Borrower shall deliver such property to Foothill (or its designee) free of any and all Hazardous Substances which require Remediation. The indemnity provisions in
Section 10 shall not be discharged or affected in any way by foreclosure or by Foothill's acceptance of a deed in lieu thereof, and the same shall continue for a period equal to the longest living child born in Los Angeles County on January 1, 1994, plus twenty-one (21) years.

        10. WAIVERS; INDEMNIFICATION.

                  10.1 Demand; Protest; etc. Borrower waives demand, protest, notice of protest, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees at any time held by Foothill on which Borrower may in any way be liable.

                  10.2 Foothill's Liability for Collateral. So long as Foothill complies with its obligations, if any, under Section 9207 of the Code, Foothill shall not in any way or manner be liable or responsible for: (a) the safekeeping of the Collateral; (b) any loss or damage thereto occurring or arising in any manner or fashion from any cause; (c) any diminution in the value thereof; or
(d) any act or default of any carrier, warehouseman, bailee, forwarding agency, or other Person. All risk of loss, damage, or destruction of the Collateral shall be borne by Borrower.

                  10.3 Indemnification. Borrower agrees to defend, indemnify, save, and hold all Indemnified Persons harmless against: (a) all obligations, demands, claims, and liabilities claimed or asserted by any other Person arising out of or relating to the transactions contemplated by this Agreement or any other Loan Document including, but not limited to, those claimed by any broker or finder, and (b) all Losses, and (c) all Losses (including attorneys' fees) suffered or incurred by any

Indemnified Person, regardless of negligence, whether as a holder of security interests in Real Property, as mortgagee in possession, or as successor in interest to Borrower as owner of the Real Property by virtue of foreclosure or acceptance of a deed or other transaction in lieu of foreclosure, or after partial or total reconveyance of the mortgage, arising from, in respect of, as a consequence of (whether foreseeable or unforeseeable) or in connection with the use, storage, disposal, generation, transportation, spill, or treatment of any Hazardous Substances at or related to the Real Property and the Excluded Real Property whether or not originating or emanating from the Real Property and the Excluded Real Property. Such indemnification shall not extend to the gross negligence or willful misconduct of any Indemnified Person. This provision shall survive the termination of this Agreement.

                  10.4 References in Mortgages. When this Amended and Restated Loan and Security Agreement was drafted, paragraph numbering was altered. Under the original Loan and Security Agreement dated July 10, 1996, as amended, this
Section 10 was numbered Section 11. To avoid needless modification to the Mortgages, all references in the Mortgages to Section 11 shall be deemed to be this Section 10. To avoid confusion, Mortgages executed pursuant to the provisions of Section 3.2(l) (and Mortgages executed in the future) similarly refer to Section 11, but in reality are referring to this Section 10.

        11. TAXES AND EXPENSES REGARDING THE COLLATERAL.

                  If Borrower fails to pay any monies (whether taxes, rents, assessments, insurance premiums, or otherwise) due to third Persons, or fails to make any deposits or furnish any required proof of payment or deposit, all as required under the terms of this Agreement or the Mortgages, then, to the extent that Foothill determines that such failure by Borrower could have a material adverse effect on Foothill's interests in the Collateral, in its discretion and without prior notice to Borrower, Foothill may do any or all of the following:
(a) make payment of the same or any part thereof; (b) set up such reserves in Borrower's loan account as Foothill deems necessary to protect Foothill from the exposure created by such failure; or (c) obtain and maintain insurance policies of the type described in Section 7.9, and take any action with respect to such policies as Foothill deems prudent. Any such amounts paid by Foothill shall constitute Foothill Expenses. Any such payments made by Foothill shall not constitute an agreement by Foothill to make similar payments in the future or a waiver by Foothill of any Event of Default under this Agreement. Foothill need not inquire as to, or contest the validity of, any such expense, tax, security interest, encumbrance, or lien and the receipt of the usual official notice for the payment thereof shall be conclusive evidence that the same was validly due and owing.

        12. NOTICES.

                  Unless otherwise provided in this Agreement, all notices or demands by any party relating to this Agreement or any other Loan Document shall be in writing and (except for financial statements and other informational documents which may be sent by first-class mail, postage prepaid) shall be personally delivered or sent by registered or certified mail, postage prepaid, return receipt requested, or by prepaid telex, TWX, telefacsimile, or telegram (with messenger delivery specified) to Borrower (only one notice need be given with respect to all Borrowers) or to Foothill, as the case may be, at its address set forth below:

    If to Borrower: Thousand Trails, Inc.
                    2711 LBJ Freeway, Suite 200
                    Dallas, Texas 75234
                    Attn.: Chief Financial Officer
                    Telefacsimile No. (214) 488-5008

    If to Foothill: FOOTHILL CAPITAL CORPORATION
                    11111 Santa Monica Boulevard
                    Suite 1500
                    Los Angeles, California 90025-3333
                    Attn.:  Business Finance Division Manager
                    Telefacsimile No. (310) 479-2690

                  The parties hereto may change the address at which they are to receive notices hereunder, by notice in writing in the foregoing manner given to the other. All notices or demands sent in accordance with this Section 12, other than notices by Foothill in connection with Sections 9504 or 9505 of the Code, shall be deemed received on the earlier of the date of actual receipt or three
(3) days after the deposit thereof in the mail. Borrower acknowledges and agrees that notices sent by Foothill in connection with Sections 9504 or 9505 of the Code shall be deemed sent when deposited in the mail or transmitted by telefacsimile or other similar method set forth above.

        13. CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER.

                  THE VALIDITY OF THIS AGREEMENT, ITS CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT, AND THE RIGHTS OF THE PARTIES HERETO WITH RESPECT TO ALL MATTERS ARISING HEREUNDER OR RELATED HERETO SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN

ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA, WITHOUT GIVING EFFECT TO ITS CONFLICT OF LAWS PRINCIPLES. THE PARTIES AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS AGREEMENT SHALL BE TRIED AND LITIGATED ONLY IN THE STATE AND FEDERAL COURTS LOCATED IN THE COUNTY OF LOS ANGELES, STATE OF CALIFORNIA OR, AT THE SOLE OPTION OF FOOTHILL, IN ANY OTHER COURT IN WHICH FOOTHILL SHALL INITIATE LEGAL OR EQUITABLE PROCEEDINGS AND WHICH HAS SUBJECT MATTER JURISDICTION OVER THE MATTER IN CONTROVERSY. EACH OF BORROWER AND FOOTHILL WAIVES, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, ANY RIGHT EACH MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION
14. BORROWER AND FOOTHILL HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. BORROWER AND FOOTHILL REPRESENT THAT EACH HAS REVIEWED THIS WAIVER AND EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, A COPY OF THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

        14. DESTRUCTION OF BORROWER'S DOCUMENTS.

                  All documents (exclusive of original Accounts and original evidences of Collateral), schedules, invoices, agings, or other papers delivered to Foothill may be destroyed or otherwise disposed of by Foothill four (4) months after they are delivered to or received by Foothill, unless Borrower requests, in writing, the return of said documents, schedules, or other papers and makes arrangements, at Borrower's expense, for their return. Foothill shall keep all of the confidential information of Borrower confidential in accordance with the standards applied to its own confidential information, except that it may share such information to other financial institutions who may be acquiring a participation interest in the financing contemplated hereby and who agree to keep such information confidential.

        15. GENERAL PROVISIONS.

                  15.1 Effectiveness. This Agreement shall be binding and deemed effective when executed by Borrower and Foothill.

                  15.2 Successors and Assigns. This Agreement shall bind and inure to the benefit of the respective successors and assigns of each of the parties; provided, however, that Borrower may not assign this Agreement or any rights or duties hereunder without Foothill's prior written consent and any prohibited assignment shall be absolutely void. No consent to an assignment by Foothill shall release Borrower from its Obligations. Foothill may assign this Agreement and its rights and duties hereunder and no consent or approval by Borrower is required in connection with any such assignment. Foothill reserves the right to sell, assign, transfer, negotiate, or grant participations in all or any part of, or any interest in Foothill's rights and benefits hereunder. In connection with any such assignment or participation, Foothill may disclose all documents and information which Foothill now or hereafter may have relating to Borrower or Borrower's business. To the extent that Foothill assigns its rights and obligations hereunder to a third Person, Foothill shall thereafter be released by Borrower from such assigned obligations and such assignment shall effect a novation between Borrower and Foothill.

                  15.3 Section Headings. Headings and numbers have been set forth herein for convenience only. Unless the contrary is compelled by the context, everything contained in each section applies equally to this entire Agreement.

                  15.4 Interpretation. Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against Foothill or Borrower, whether under any rule of construction or otherwise. On the contrary, this Agreement has been reviewed by all parties and shall be construed and interpreted according to the ordinary meaning of the words used so as to fairly accomplish the purposes and intentions of all parties hereto.

                  15.5 Severability of Provisions. Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.

                  15.6 Amendments in Writing. This Agreement can only be amended by a writing signed by both Foothill and Borrower.

                  15.7 Counterparts; Telefacsimile Execution. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement. Delivery of an executed counterpart of this Agreement by telefacsimile shall be equally as effective as delivery of a manually executed counterpart of this Agreement. Any party delivering an executed counterpart of this Agreement by telefacsimile also shall deliver a manually executed counterpart of this Agreement but the failure to deliver a manually executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement.

                  15.8 Revival and Reinstatement of Obligations. If the incurrence or payment of the Obligations by Borrower or the transfer by such parties to Foothill of any property of any such parties should for any reason subsequently be declared to be void or voidable under any state or federal law relating to creditors' rights, including provisions of the Bankruptcy Code relating to fraudulent conveyances, preferences, and other voidable or recoverable payments of money or transfers of property (collectively, a "Voidable Transfer"), and if Foothill is required to repay or restore, in whole or in part, any such Voidable Transfer, or elects to do so upon the reasonable advice of its counsel, then, as to any such Voidable Transfer, or the amount thereof that Foothill is required or elects to repay or restore, and as to all reasonable costs, expenses, and attorneys fees of Foothill related thereto, the liability of Borrower automatically shall be revived, reinstated, and restored and shall exist as though such Voidable Transfer had never been made.

                  15.9 Lending Relationship. Nothing contained in the this Agreement or any of the other Loan Documents shall be deemed or construed by the parties hereto or by any third party to create the relationship of principal and agent, partnership, joint venture, or any association between Borrower and Foothill, it being expressly understood and agreed that nothing contained in this Agreement or the other Loan Documents shall be deemed to create any relationship between Borrower and Foothill other than the relationship of borrower and lender.

                  15.10 Joint and Several Liability of Borrower. The liability of each Borrower to Foothill is joint and several, and the relationships between them, for purposes of the provisions of this Agreement only, shall be considered a combination for a business purpose within the meaning of California Corporate Code Sections 15,000 et seq.

                  15.11 Third Party Beneficiaries. This Agreements made and entered into for the sole protection and benefit of the signatories and their permitted successors and assigns.

                  15.12 Further Assurances with Respect to the Real Property. With respect to items of Real Property for which Mortgages have been executed prior to the Closing Date and for which title insurance is not being provided on the Closing Date, Foothill and Borrower shall amend such Mortgages to reflect the correct legal descriptions of the Real Property covered thereby after receipt of the title policies therefor.

                  15.13 Integration. This Agreement, together with the other Loan Documents, reflect the entire understanding of the parties with respect to the transactions contemplated hereby and shall not be contradicted or qualified by any other agreement, oral or written, before the date hereof.

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in Los Angeles, California.

                                            "Foothill"

                                            FOOTHILL CAPITAL CORPORATION,
                                            a California corporation


                                            By /s/ KATY J. BROOKS
                                              ----------------------------------
                                            Title: Vice President
                                                  ------------------------------


                                            "Borrower"

                                            NATIONAL AMERICAN CORPORATION
                                            a Nevada corporation


                                            By /s/ WALTER B. JACCARD
                                              ----------------------------------
                                            Title: Vice President
                                                  ------------------------------

                                            THOUSAND TRAILS, INC.,
                                            a Delaware corporation, f/k/a
                                            USTrails, Inc., a Nevada
                                            corporation, and New Thousand
                                            Trails, Inc., a Delaware corporation


                                            By /s/ WALTER B. JACCARD
                                              ----------------------------------
                                            Title: Vice President
                                                  ------------------------------


                                            THOUSAND TRAILS (CANADA) INC.,
                                            a British Columbian corporation


                                            By /s/ WALTER B. JACCARD
                                              ----------------------------------
                                            Title: Vice President
                                                  ------------------------------

                                            TT OFFSHORE, LTD.,
                                            a Virginia corporation


                                            By /s/ WALTER B. JACCARD
                                              ----------------------------------
                                            Title: Vice President
                                                  ------------------------------


                                            BEECH MOUNTAIN LAKES CORPORATION,
                                            a Pennsylvania corporation


                                            By /s/ WALTER B. JACCARD
                                              ----------------------------------
                                            Title: Vice President
                                                  ------------------------------


                                            CAROLINA LANDING CORPORATION,
                                            a South Carolina corporation


                                            By /s/ WALTER B. JACCARD
                                              ----------------------------------
                                            Title: Vice President
                                                  ------------------------------


                                            CARRIAGE MANOR CORPORATION,
                                            a North Carolina corporation


                                            By /s/ WALTER B. JACCARD
                                              ----------------------------------
                                            Title: Vice President
                                                  ------------------------------


                                            CHEROKEE LANDING CORPORATION,
                                            a Tennessee corporation


                                            By /s/ WALTER B. JACCARD
                                              ----------------------------------
                                            Title: Vice President
                                                  ------------------------------


                                            CHIEF CREEK CORPORATION,
                                            a Tennessee corporation


                                            By /s/ WALTER B. JACCARD
                                              ----------------------------------
                                            Title: Vice President
                                                  ------------------------------

                                            COAST FINANCIAL SERVICES, INC.,
                                            a Delaware corporation


                                            By /s/ WALTER B. JACCARD
                                              ----------------------------------
                                            Title: Vice President
                                                  ------------------------------


                                            DIXIE RESORT CORPORATION,
                                            a Mississippi corporation


                                            By /s/ WALTER B. JACCARD
                                              ----------------------------------
                                            Title: Vice President
                                                  ------------------------------


                                            FOXWOOD CORPORATION,
                                            a South Carolina corporation


                                            By /s/ WALTER B. JACCARD
                                              ----------------------------------
                                            Title: Vice President
                                                  ------------------------------


                                            GL LAND DEVELOPMENT CORPORATION,
                                            an Oklahoma corporation


                                            By /s/ WALTER B. JACCARD
                                              ----------------------------------
                                            Title: Vice President
                                                  ------------------------------


                                            LAKE ROYALE CORPORATION,
                                            a North Carolina corporation


                                            By /s/ WALTER B. JACCARD
                                              ----------------------------------
                                            Title: Vice President
                                                  ------------------------------


                                            LAKE TANSI VILLAGE, INC.,
                                            a Tennessee corporation


                                            By /s/ WALTER B. JACCARD
                                              ----------------------------------
                                            Title: Vice President
                                                  ------------------------------

                                            LML RESORT CORPORATION,
                                            an Alabama corporation


                                            By /s/ WALTER B. JACCARD
                                              ----------------------------------
                                            Title: Vice President
                                                  ------------------------------


                                            NATCHEZ TRACE WILDERNESS PRESERVE
                                            CORPORATION, a Tennessee corporation


                                            By /s/ WALTER B. JACCARD
                                              ----------------------------------
                                            Title: Vice President
                                                  ------------------------------


                                            OWC ACQUISITION CORP.,
                                            a Delaware corporation


                                            By /s/ WALTER B. JACCARD
                                              ----------------------------------
                                            Title: Vice President
                                                  ------------------------------


                                            QUAIL HOLLOW PLANTATION CORPORATION,
                                            a Tennessee corporation


                                            By /s/ WALTER B. JACCARD
                                              ----------------------------------
                                            Title: Vice President
                                                  ------------------------------


                                            QUAIL HOLLOW VILLAGE, INC.,
                                            a Pennsylvania corporation


                                            By /s/ WALTER B. JACCARD
                                              ----------------------------------
                                            Title: Vice President
                                                  ------------------------------


                                            RECREATION LAND CORPORATION,
                                            a Pennsylvania corporation


                                            By /s/ WALTER B. JACCARD
                                              ----------------------------------
                                            Title: Vice President
                                                  ------------------------------

                                            RECREATION PROPERTIES, INC.,
                                            a Mississippi corporation


                                            By /s/ WALTER B. JACCARD
                                              ----------------------------------
                                            Title: Vice President
                                                  ------------------------------


                                            RESORT LAND CORPORATION,
                                            an Arkansas corporation


                                            By /s/ WALTER B. JACCARD
                                              ----------------------------------
                                            Title: Vice President
                                                  ------------------------------


                                            RESORT PARKS INTERNATIONAL, INC.,
                                            f/k/a Shorewood Corporation, a
                                            Georgia corporation


                                            By /s/ WALTER B. JACCARD
                                              ----------------------------------
                                            Title: Vice President
                                                  ------------------------------


                                            TANSI RESORT, INC.,
                                            a Tennessee corporation


                                            By /s/ WALTER B. JACCARD
                                              ----------------------------------
                                            Title: Vice President
                                                  ------------------------------


                                            THE KINSTON CORPORATION,
                                            a South Carolina corporation


                                            By /s/ WALTER B. JACCARD
                                              ----------------------------------
                                            Title: Vice President
                                                  ------------------------------


                                            THE VILLAS OF HICKORY HILLS, INC.,
                                            a Mississippi corporation


                                            By /s/ WALTER B. JACCARD
                                              ----------------------------------
                                            Title: Vice President
                                                  ------------------------------

                                            WESTERN FUN CORPORATION,
                                            a Texas corporation


                                            By /s/ WALTER B. JACCARD
                                              ----------------------------------
                                            Title: Vice President
                                                  ------------------------------


                                            WESTWIND MANOR CORPORATION,
                                            a Texas corporation


                                            By /s/ WALTER B. JACCARD
                                              ----------------------------------
                                            Title: Vice President
                                                  ------------------------------


                                            WOLF RUN MANOR CORPORATION,
                                            a Pennsylvania corporation


                                            By /s/ WALTER B. JACCARD
                                              ----------------------------------
                                            Title: Vice President
                                                  ------------------------------


                                            UST WILDERNESS MANAGEMENT
                                            CORPORATION, a Nevada corporation


                                            By /s/ WALTER B. JACCARD
                                              ----------------------------------
                                            Title: Vice President
                                                  ------------------------------

                                  SCHEDULE ERP

                             EXCLUDED REAL PROPERTY

SYSTEM CAMPGROUNDS

NAME                                                                  STATE

Portion of Lake Tawakoni subject to lease                              TX
Portion of Lake Texoma subject to lease                                TX
La Conner                                                              WA
Portion of Cascade (Leisure Time) subject to lease                     WA

Resort Assets

NAME                                                                  STATE

Beech Mountain                                                         PA

Lots (approx. 50)

FOXWOOD

Approximately 250 acres containing
   subdivided lots subject to litigation                               SC

LAKE TANSI

Lots (approx. 30)                                                      TN

OFFICE LEASES

NAME                                                                  STATE

Lease for Dallas Corporate Office                                      TX
Lease for Gautier Corporate Office                                     MS
Lease for RPI Corporate Office                                         CA
Lease for Dallas Warehouse                                             TX
Leases for One Person Regional Offices

MISCELLANEOUS PROPERTIES

Acreage, Jefferson County, WA
One lot, Pierce County, WA
One lot, Mason County, WA
One lot, Chelan County, WA
One lot, Whitman County, WA
One lot, Point Clear, MS

                                SCHEDULE RP DEF-1


                  "Arizona Property" means that certain campground facility located in Yavapai County, Arizona, commonly referred to as Verde Valley Campground, which consists of approximately 300 acres, 289 full-hook-up campsites, 44 water and power only hook-ups, additional tent sites, RV Storage, two family centers, meeting rooms, TV rooms, trading post, a ballfield, basketball court, laundromat, horseshoe, volleyball, shuffleboard, playground, spa, and swimming pool facilities.

                  "BC Property" means that certain campground facility located in New Westminster County, British Columbia, Canada, commonly referred to as Cultus Lake Campground, which consists of 185 full-hook-up campsites, 10 overflow sites, rental trailers, RV storage, adult lodge, family center, trading post, basketball court, laundromat, horseshoe, shuffleboard, and swimming pool facilities.

                  "California Property" means the Donner Pass (CA) Property, the Idyllwild (CA) Property, the Lake Minden (CA) Property, the Lake of the Springs
(CA) Property, the Oakzanita (CA) Property, the Palm Springs (CA) Property, the Pio Pico (CA) Property, the Rancho Oso (CA) Property, the Russian River (CA) Property, the San Benito (CA) Property, the San Jose (CA) Property, the Snowflower (CA) Property, the Soledad Canyon (CA) Property, the Turtle Beach
(CA) Property, the Wilderness Lakes (CA) Property, the Windsor (CA) Property and the Yosemite Lakes (CA) Property.

                  "Donner Pass (CA) Property" means that certain campground facility located in Nevada and Placer Counties, California, commonly referred to as Donner Pass Campground, which consists of approximately 364 acres, 80 full-hook-up campsites, 326 water and power only hook-ups, additional overflow sites, rental trailers, motel units, RV storage area, family lodge, trading post, playground, ballfield, basketball court, tennis courts, laundromat, horseshoe, volleyball, shuffleboard, spa/sauna, and swimming lake facilities.

                  "Idyllwild (CA) Property" means that certain campground facility located in Riverside County, California, commonly referred to as Idyllwild Campground, which consists of approximately 200 acres, 220 summer campsites, 100 winter campsites, rental trailers, RV storage, trading post, an adult lodge, lodge, basketball court, video arcade, laundromat, horseshoe, volleyball, shuffleboard, wading pool, swimming pool, and stocked trout pond facilities.

                  "Lake Minden (CA) Property" means that certain campground facility located in Sutter County, California, commonly referred to as Lake Minden Campground, which consists of 162 camp sites, rental trailers, garden homes, adult lodge, TV room, video game room, trading post, playground, encircled private lake with kayak, paddleboat, rowboat and sail boats, beach, laundromat, horseshoe, and volleyball facilities.

                  "Lake of the Springs (CA) Property" means that certain campground facility located in Yuba County, California, commonly referred to as Lake of the Springs Campground, which consists of approximately 950 acres, 540 summer campsites, 225 winter campsites, RV Storage Area, adult lodge, family center, trading post, private lake, boat rentals, laundromat, horseshoe, basketball, volleyball, tennis court, swimming pool, and miniature golf facilities.

                  "Oakzanita Springs (CA) Property" means that certain campground facility located in San Diego County, California, commonly referred to as Oakzanita Springs Campground, which consists of approximately 140 acres, 67 full-hook-up campsites, 54 water and power only hook-ups, 24 tent sites, additional overflow sites, rental trailers, RV storage area, trading post, family lodge, playground, basketball court, laundromat, horseshoe, volleyball, shuffleboard, spa, wadding pool, swimming pool and miniature golf facilities.

                  "Palm Springs (CA) Property" means that certain campground facility located in Riverside County, California, commonly referred to as Palm Springs Campground, which consists of 397 full-hook-up campsites, rental trailers, trading post, family center, TV room, laundromat, basketball court, horseshoe, shuffleboard, spa, swimming pool and pickleball court.

                  "Pio Pico (CA) Property" means that certain campground facility located in San Diego County, California, commonly referred to as Pio Pico Campground, which consists of 250 full-hook-up campsites, 250 water and power hook-up campsites, rental trailers, RV storage, trading post, adult lodge, "north" lodge, activity center, youth center, family area, playground, picnic areas, laundromat, baseball, volleyball, and basketball courts, horseshoe, shuffleboard, spa, saunas, swimming pools, and miniature golf facilities.

                  "Rancho Oso (CA) Property" means that certain campground facility located in Santa Barbara County, California, commonly referred to as Rancho Oso Campground, which consists of 99 campsites, rental trailers, cabins, garden homes, RV storage, country store, adult lodge, playground, horseback riding, tennis court, laundromat, volleyball, horseshoe, spa, 2 swimming pools, and pavilion facilities.

                  "Russian River (CA) Property" means that certain campground facility located in Sonoma, County, California, commonly referred to as Russian River Campground, which consists of 125 water and power hook-up campsites, rental trailers, family lodge, game room, laundromat, picnic deck, volleyball, sport court, horseshoe, and river frontage with kayak rental facilities.

                  "San Benito (CA) Property" means that certain campground facility located in San Benito County, California, commonly referred to as San Benito Campground, which consists of 435 full-hook-up campsites, 75 water and power hook-up campsites, rental trailers, RV storage, trading post, adult lodge, family center, playground, laundromat, volleyball, and basketball courts, shuffleboard, spa, swimming pools, and miniature golf facilities.

                  "San Jose (CA) Property" means that certain campground facility located in Santa Clara County, California, commonly referred to as San Jose Campground, which consists of 298 water and power hook-up campsites, rental trailers, RV Storage area, trading post, adult lodge, family center, playground, laundromat, ball field, sports courts, horseshoe, shuffleboard, miniature golf, and swimming pool facilities.

                  "Snowflower (CA) Property" means that certain campground facility located in Placer County, California, commonly referred to as Snowflower Campground Pass, which consists of a lake, 300 campsites, rental trailers and hostel rooms, family lounge, snack bar, laundromat, downhill skiing, cross country skiing, volleyball court, horseshoe, shuffleboard, sauna, swimming pool, beach, canoe and paddleboat facilities.

                  "Soledad Canyon (CA) Property" means that certain campground facility located in Los Angeles County, California, commonly referred to as Soledad Canyon Campground, which consists of 477 full-hook-up campsites, 376 water and power hook-up campsites, rental trailers, RV storage, store, adult lodge, family lodge, arcade, laundromat, kitchen facility, ball field, playgrounds, volleyball, tennis, and basketball courts, horseshoe, shuffleboard, spa, swimming pools, and miniature golf facilities.

                  "Turtle Beach (CA) Property" means that certain campground facility located in San Joaquin County, California, commonly referred to as Turtle Beach Campground.

                  "Wilderness Lakes (CA) Property" means that certain campground facility located in Riverside County, California, commonly referred to as Wilderness Lakes Campground, which consists of 519 campsites, rental trailers, adult lodge, lodge, recreation center, teen room, laundromat, country store, ball fields, playground, volleyball, tennis and basketball courts, horseshoe, shuffleboard, 3 spas, 2 swimming pools, fishing canals, and 18 hole miniature golf facilities.

                  "Windsor (CA) Property" means that certain campground facility located in Sonoma County, California, commonly referred to as Windsor Campground, which consists of 61 full hook-up campsites, 34 water and power hook-up campsites, rental trailers, 2 garden homes, adult lodge, pool table, family lodge, family pool, tether ball, and playground facilities.

                  "Yosemite Lakes (CA) Property" means that certain campground facility located in Tuolumne County, California, commonly referred to as Yosemite Lakes Campground, which consists of 254 full-hook-up campsites, 130 tent sites, rental trailers, 10 bunkhouse cabins, 10 yurts, 6 garden homes, adult lodge, family lodge, country store, laundromat, playground, bike rentals, horseback riding, volleyball and basketball courts, horseshoe, shuffleboard, fishing canals, miniature golf facilities, horseback riding, and beach, lake and river with kayak and paddleboat facilities.

                  "Florida Property" means that certain campground facility located in Orlando, Lake County, Florida, commonly referred to as Orlando Campground, which consists of 254 full-hook-up campsites, 130 tent sites, rental trailers, adult lodge, family lodge, laundromat, playground, volleyball and basketball courts, horseshoe, shuffleboard, fishing canals, miniature golf facilities and beach, lake and river with kayak and paddleboat.

                  "Indiana Property" means the Horseshoe Lakes (IND) Property and the Indian Lakes (IND) Property.

                  "Horseshoe Lakes (IND) Property" means that certain campground facility located in Vermillion County, Indiana, commonly referred to as Horseshoe Lake Campground, which consists of 11 lakes, 109 full-hook-up campsites, 9 power and water hook-up campsites, 25 overflow sites, rental trailers, family center, laundromat, sheltered picnic area, baseball field, basketball court, tennis courts, volleyball court, bocce ball court, horseshoe, shuffleboard, miniature golf facilities, lake fishing, swimming lake, and swimming pool facilities.

                  "Indian Lakes (IND) Property" means that certain campground facility located in Ripley County, Indiana, commonly referred to as Indian Lakes Campground, which consists of 7 lakes, 44 full-hook-up campsites, 1202 power and water hook-up campsites, rental cabins, RV storage, convenience store, adult lodge, family lodge, pavilion, laundromat, picnic area, ball field, lighted basketball and tennis courts, volleyball court, bocce ball court, horseshoe, shuffleboard, playground, indoor swimming pool, 2 outdoor swimming pools, miniature golf facilities, 9 hole golf course, lakes, boat dock and launch, aqua-cycles, canoes, and paddleboats facilities.

                  "Michigan Property" means that certain campground facility located in St. Clair County, Michigan, commonly referred to as St. Clair Campground, which consists of 80 full hook-up campsites, 70 water and power hook-up campsites, 13 rental trailers, trading post, laundromat family center, game room, basketball and volley ball court, big toy playground, horseshoe, shuffleboard, swimming pool, cross-country skiing, sledding, and ice skating facilities.

                  "Mississippi Property" means the Indian Point (MS) Property.

                  "Indian Point (MS) Property" means that certain campground facility located in Jackson County, Mississippi, commonly referred to as Indian Point Campground, which consists of approximately 140 acres, bayou frontage, 60 full-hook-up campsites, 54 power and water hook-up campsites, rental trailers, 16 rental cabins, country store, adult lodge, family lodge, indoor and outdoor pavilion, basketball and volleyball court, miniature golf, horseshoe, shuffleboard, swimming pools, river and bayou marina, docks, boat launches, and pontoon boats facilities.

                  "Nevada Property" means that certain campground facility located in Clark County, Nevada, commonly referred to as Las Vegas Campground, which consists of 214 full hook-up campsites, rental trailers, trading post, laundromat, family center, basketball court, horseshoe, shuffleboard, and swimming pool facilities.

                  "New Jersey Property" means that certain campground facility located in Atlantic County, New Jersey, commonly referred to as Chestnut Lakes Campground, which consists of 64 full hook-up campsites, 116 power and water hook-up campsites, 50 water only campsites, rental trailers, 5 garden homes, country store, laundromat, adult lounge, conference room, clubhouse, video game room, TV room, volleyball court, horseshoe, shuffleboard, tetherball, lake, canoes, and swimming pool facilities.

                  "North Carolina Property" means the Forest Lake (NC) Property.

                  "Forest Lake (NC) Property" means that certain campground facility located in Davie County, North Carolina, commonly referred to as Forest Lake Campground, which consists of 246 full hook-up campsites, 12 tent sites (water and power only), rental trailers, 18 cabins, trading post, laundromat, adult activity center, video game room, miniature golf, softball field, basketball court, lighted tennis courts, volleyball court, horseshoe, shuffleboard, spa, 2 swimming pools, lake, and swimming beach facilities.

                  "Ohio Property" means the Kenisee Lake (OH) Property and the Wilmington (OH) Property.

                  "Kenisee Lake (OH) Property" means that certain campground facility located in Ashtabula County, Ohio, commonly referred to as Kenisee Lake Campground, which consists of several lakes, the largest of which is 30 acres, 78 full hook-up campsites, 1 water and power hook-up campsite, 41 overflow sites, rental trailers, activity center, family center, gazebo, game room, laundromat, miniature golf, frisbee golf course, basketball volleyball and pickleball courts, shuffleboard, cross-country skiing, fishing lakes, lakes, docks, jon boats, and spa facilities.

                  "Wilmington (OH) Property" means that certain campground facility located in Clinton County, Ohio, commonly referred to as Wilmington Campground, which consists of a lake, 1006 full hook-up campsites, 26 water and power hook-up campsites, 20 overflow sites, rental trailers, RV storage trading post, laundromat, adult lodge, family lodge, meeting room, picnic area, playground, 9 hole miniature golf, basketball courts, tennis courts, volleyball courts, horseshoe, shuffleboard, spa, enclosed swimming pool, lake, and canoes facilities.

                  "Oregon Property" means the Bend (OR) Property, the Pacific City (OR) Property, and the South Jetty (OR) Property.

                  "Bend (OR) Property" means that certain campground facility located in Deschutes County, Oregon, commonly referred to as Bend Campground, which consists of 301 full hook-up campsites, 50 overflow sites, rental trailers, 3 rental yurts, 4 cottages, RV storage, convenience store, laundromat, adult lodge, hot tub, family center, movie house, driving range, playgrounds, miniature golf, frisbee golf course, basketball court, tennis courts, volleyball court, horseshoe, swimming pools and wading pool facilities.

                  "Pacific City (OR) Property" means that certain campground facility located in Tillamook County, Oregon, commonly referred to as Pacific City Campground, which consists of 61 full hook-up campsites, 244 water and power hook-up campsites, overflow sites, rental trailers, RV storage, trading post, laundromat, beauty/barber shop, adult lodge, family center, children's play area, basketball courts, horseshoe, shuffleboard, wading pool, enclosed swimming pool and wading pool facilities.

                  "South Jetty (OR) Property" means that certain campground facility located in Lane County, Oregon, commonly referred to as South Jetty Campground, which consists of 40 full hook-up campsites, 130 water and power hook-up campsites, overflow sites, rental trailers (including one handicapped accessible), 2 garden homes, RV storage, country store, laundromat, adult lodge, family lodge, teen center, video game room, pavilion, hot tubs, dry sauna, playground, badminton, volleyball courts, sports court, horseshoe, shuffleboard, family pool and pool facilities.

                  "Pennsylvania Property" means the Hershey Campground (PA) Property.

                  "Hershey Campground (PA) Property" means that certain campground facility located in Lebanon County, Pennsylvania, commonly referred to as Hershey Campground, which consists of 250 full-hook-up campsites, 32 water and power hook-up campsites, 10 additional overflow sites, rental trailers, adult lodge, family center, game room, laundry facilities, pavilion, recreation center, country store, covered bridge, basketball court, double tennis court, fishing dock, nature trail, pickleball court, playground, shuffleboard, volleyball courts, spa, swimming pool and wading pool, and miniature golf facilities.

                  "South Carolina Property" means the Carolina Landing (SC) Property.

                  "Carolina Landing (SC) Property" means that certain campground facility located in Oconee County, South Carolina, commonly referred to as Carolina Landing Campground, which consists of 60 full-hook-up campsites, 120 water and power hook-up campsites, 150 additional overflow sites on lake frontage property with 18 rental cabins, arts and crafts pavilion, country store, family lodge, laundry facilities, TV room, basketball court, horseshoe pits, pingpong, tennis courts, volleyball court, pool tables, miniature golf, indoor and outdoor pool and boat dock facilities.

                  "Tennessee Property" means the Cherokee Landing (TN) Property and the Natchez Trace (TN) Property.

                  "Cherokee Landing (TN) Property" means that certain campground facility located in Hardeman County, Tennessee, commonly referred to as Cherokee Landing Campground, which consists of 296 water and power hook-up campsites, 30 rental cabins, clubhouse, family lodge, laundry facilities, television rooms, video/game room, pet path, basketball court, badminton, family pool, horseshoe pits, nature trails, pingpong, pool tables, shuffleboard, soccer field, softball field, tennis court, volleyball courts, lake, fishing, and miniature golf facilities.

                  "Natchez Trace (TN) Property" means that certain campground facility located in Lewis & Lawrence Counties, Tennessee, commonly referred to as Natchez Trace Campground, which consists of 126 full-hook-up campsites, 368 water and power hook-up campsites, 159 additional overflow sites, 58 rental cabins, adult lodge, conference rooms, country store, exercise room, family lodge, laundry facilities, pavilions, running track, video/game room, basketball court, handball, horseshoe pits, lighted tennis courts, nature trails, pingpong, playground, pool tables, racquetball, running track, sauna and swimming pools, shuffleboard, softball field, volleyball court, miniature golf, beach, lake, boat dock, fish cleaning station, with canoe, rowboat, and pontoon boat facilities.

                  "Texas Property" means the Bay Landing (TX) Property, the Colorado River (TX) Property, the Lake Conroe (TX) Property, the Lake Tawakoni
(TX) Property, the Lake Texoma (TX) Property, the Lake Whitney (TX) Property, and the Medina Lake (TX) Property.

                  "Bay Landing (TX) Property" means that certain campground facility located in Wise County, Texas, commonly referred to as Bay Landing Campground, which consists of 250 campsites, rental trailers, 1 garden home, 30 rental cabins and 4 rental A-frames, adult lounge, family center, video/game room, pavilions, snack bar, laundry facilities, basketball court, softball field, volleyball court, horseshoe pits, nature trails, pingpong, playground, pool tables, shuffleboard, boat launch, beach, lake, bicycles, swimming pool and miniature golf facilities.

                  "Colorado River (TX) Property" means that certain campground facility located in Colorado County, Texas, commonly referred to as Colorado River Campground, which consists of 59 full-hook-up campsites, 69 water and power only hookups, additional overflow sites, rental trailers, lodge, cabana, chapel, activity center, trading post, game room, hot tub, laundry facilities, RV storage, shuffleboard, horseshoe pits, tennis courts, volleyball courts, basketball courts, pickleball courts, miniature golf, swimming pool, river, lake, boat ramp and boat rental facilities.

                  "Lake Conroe (TX) Property" means that certain campground facility located in Montgomery County, Texas, commonly referred to as Lake Conroe Campground, which consists of 355 full-hook-up campsites, 30 water and power only hook-ups, rental trailers, a family center, trading post, basketball court, horseshoe pits, shuffleboard, tennis courts, volleyball courts, walking course, swimming pool, spa, miniature golf, two ponds, lake, boat ramp, and bicycle and boat rental facilities.

                  "Lake Tawakoni (TX) Property" means that certain campground facility located in Rains County, Texas, commonly referred to as Lake Tawakoni Campground, which consists of 251 full-hook-up campsites, 68 water and power only hook-ups, 100 additional overflow sites, rental units, adult lodge, chapel, crappie house, family center, superhost building, laundry facilities, trading post, video game room, horseshoe pits, nature trails, pickleball courts, shuffleboard, volleyball court, RV storage, fish cleaning station, miniature golf, spas, swimming pools, marina, and 6 miles of lake frontage with boat ramp and boat storage facilities.

                  "Lake Texoma (TX) Property" means that certain campground facility located in Grayson County, Texas, commonly referred to as Lake Texoma Campground, which consists of 100 full-hook-up campsites, 48 water and power only hook-ups, rental trailers and 18 rental cabins, adult lodge, cabins, family center, laundry facilities, trading post, basketball court, horseshoe pits, nature trails, shuffleboard courts, volleyball courts, RV storage, children's pool, miniature golf, spas, swimming pools, lake, boat ramp/courtesy dock, and fishing dock.

                  "Lake Whitney (TX) Property" means that certain campground facility located in Hill County, Texas, commonly referred to as Lake Whitney Campground, which consists of 141 full-hook-up campsites, 81 water and power hook-up campsites, 16 additional overflow sites, 6 tent sites, rental trailers, rental trailers, adult lodge, family lodge, laundry facilities, pavilion and kitchen, propane, RV storage and RV supply store, basketball court, horseshoe pits, nature trails, pickleball court, shuffleboard, tennis courts, volleyball courts, adult pool and spa, family swimming pool and miniature golf facilities.

                  "Medina Lake (TX) Property" means that certain campground facility located in Bandera County, Texas, commonly referred to as Medina Lake Campground, which consists of 220 full-hook-up campsites, 167 water and power hook-up campsites, rental trailers, adult lodge, cabana, family center, trading post, shuffleboard courts, volleyball courts, spa, swimming pool, wading pool, miniature golf, lake, boat ramp and dock, fish dock, and fish cleaning station.

                  "Virginia Property" means the Chesapeake Bay (VA) Property, the Lynchburg (VA) Property, and the Virginia Landing (VA) Property.

                  "Chesapeake Bay (VA) Property" means that certain campground facility located in Gloucester County, Virginia, commonly referred to as Chesapeake Bay Campground, which consists of 355 full-hook-up campsites, 18 water and power only hook-ups, rental trailers and 18 rental cabins, adult lounge, chapel, family center, fire ring, game room, laundry facilities, playground, sanitary station, horseshoe pits, shuffleboard, tennis court, volleyball court, basketball court, beach, fishing, boat launch, adult pool, family pool, indoor spa, and miniature golf facilities.

                  "Lynchburg (VA) Property" means that certain campground facility located in Campbell County, Virginia, commonly referred to as Lynchburg Campground, which consists of 191 full-hook-up campsites, 32 water and power only hook-ups, rental trailers, adult lodge, family center, game room, laundry facilities, pavilion, athletic field, basketball courts, horseshoe pits, playground, shuffleboard courts, tennis court, volleyball court, wilderness trail, fishing lakes, miniature golf, swimming beach, swimming pool and spa.

                  "Virginia Landing (VA) Property" means that certain campground facility located in Accomack County, Virginia, commonly referred to as Virginia Landing Campground, which consists of 200 water and power hook-up campsites, 46 additional overflow sites, rental trailers, 19 rental cabins, adult lodge, country store, family lodge, laundry facilities, clam beds, horseshoe pits, pingpong, pool tables, shuffleboard, softball field, volleyball court, miniature golf, nine-hole pitch and putt golf course, family pool, river, fish cleaning station, paddle boats, and boat dock and boat launch on shorefront property.

                  "Washington Property" means the Birch Bay (WA) Property, the Chehalis (WA) Property, the LaConner (WA) Property, the Leavenworth (WA) Property, the Little Diamond (WA) Property, the Long Beach (WA) Property, the Mt. Vernon (WA) Property, and the Rainier (WA) Property.

                  "Birch Bay (WA) Property" means that certain campground facility located in Whatcom County, Washington, commonly referred to as Birch Bay Campground, which consists of 198 full-hook-up campsites, 8 tent sites, 10 additional overflow sits, rental trailers and 1 garden rental home, adult lodge, family lodge, country store, laundry facilities, tetherball, pet path, horseshoe pits, playground, and swimming pool.

                  "Chehalis (WA) Property" means that certain campground facility located in Lewis County, Washington, commonly referred to as Chehalis Campground, which consists of approximately 35 full-hook-up campsites, 290 water and power hook-up campsites, 1 rental cabin, 2 garden rental homes, rental trailers, adult lodge, amphitheater, family center, gazebo, laundry facilities, trading post, ballfield, basketball court, horseshoe pits, playground, RV storage, shuffleboard, tennis courts, volleyball court, sauna, spa, swimming pools, wading pool, and miniature golf facilities.

                  "Leavenworth (WA) Property" means that certain campground facility located in Chelan County, Washington, commonly referred to as Leavenworth Campground, which consists of 48 full-hook-up campsites, 212 water and power hook-up campsites, rental trailers, and 1 hostel which includes 7 sleeping rooms, a kitchen, living room, bathrooms and showers; adult lodge, family center, game room, big screen TV, laundry facilities, game room, trading post, ballfield, basketball courts, hiking trail, horseshoe pits, playground, RV storage area, restrooms, shuffleboard, tennis courts, tetherball, volleyball court, miniature golf, wading pool and swimming pool facilities.

                  "Little Diamond (WA) Property" means that certain campground facility located in Pend Oreille County, Washington, commonly referred to as Little Diamond Campground, which consists of approximately 541 water and power hook-up campsites, rental trailers, 1 garden rental home, 1 rental cabin, 1 rental granite lodge, country store, family lodge, laundry facilities, outdoor pavilions, picnic area, horseshoe pits, nature trails, softball field, stable, volleyball court, spa, swimming pool, cross-country skiing, fish cleaning station, fishing and swimming lake, boat launch, beach with fishing boat, bike rental, canoe and paddleboat facilities.

                  "Long Beach (WA) Property" means that certain campground facility located in Pacific County, Washington, commonly referred to as Long Beach Campground, which consists of 120 full-hook-up campsites, 60 additional overflow sites, rental trailers, family lodge, laundry facilities, private picnic/tenting area, basketball court, horseshoe pits, nature trails, playground, pool table, volleyball court, hot tub and swimming pool, video games, fish cleaning station, beach and river with bike rental facilities.

                  "Mt. Vernon (WA) Property" means that certain campground facility located in Skagit County, Washington, commonly referred to as Mt. Vernon Campground, which consists of 17 full-hook-up campsites, 220 water and power hook-up campsites, 3 tent sites, rental trailers, adult lounge, coffee shop/snack bar, family center, group rental area, laundromat, ballfields, basketball court, horseshoe pits, nature trails, pickleball court, playground, RV storage, shuffleboard, video games, volleyball court, spa, swimming pool and wading pool and miniature golf facilities.

                  "Rainier (WA) Property" means that certain campground facility located in Lewis County, Washington, commonly referred to as Rainier Campground, which consists of approximately 109 acres, 120 full-hook-up campsites, 536 water and power hook-up campsites, additional overflow sites, rental trailers, 2 garden rental homes, adult lodge, country store, exercise room, family lodge, food service, laundry facilities, pavilions, RV storage, tanning booth, movie rentals, basketball court, cross-country skiing, horseshoe pits, pingpong, playgrounds, pool table, softball field, volleyball court, walking trail, sauna, spa and swimming pool facilities.

                                SCHEDULE RP DEF-2

                     SUPPLEMENTAL REAL PROPERTY DEFINITIONS
             EFFECTIVE AS OF THE MAKING OF THE LEISURE TIME ADVANCE


                  "Oregon Property" additionally means the Neskowin Creek (OR) Property, the Seaside (OR) Property, and the Whaler's Rest (OR) Property.

                  "Neskowin Creek (OR) Property" means that certain campground facility located in Tillamook County, Oregon, commonly referred to as Neskowin Creek Resort, which consists of over 125 full hook-up campsites, large log cabin clubhouse, indoor family swimming pool, laundromat, barbeque facilities, a volleyball area, tennis courts, basketball courts, horseshoe pits, and a children's play area.

                  "Seaside (OR) Property" means that certain campground facility located in Clatsop County, Oregon, commonly referred to as Seaside Resort, which consists of over 250 full hook-up campsites, large clubhouse area including restaurant facilities, heated indoor family swimming pool complex including adult jacuzzi, adult exercise room, men's and women's bath house including shower facilities, laundromat, a volleyball area, tennis courts, basketball courts, horseshoe pits, and two children's play areas.

                  "Whaler's Rest (OR) Property" means that certain campground facility located in Lincoln County, Oregon, commonly referred to as Whaler's Rest Resort, which consists of over 150 full hook-up campsites, two large clubhouses, indoor family swimming pool complex including adult jacuzzi, three bath houses including shower and restroom facilities, laundromat, convenience store, restaurant facility, tennis court, small basketball court, horseshoe pits, and shuffle board court.

                  "Washington Property" additionally means the Cascade (WA) Property, the Crescent Bar (WA) Property, the Grandy Creek (WA) Property, the Oceana (WA) Property, the Paradise (WA) Property, the Thunderbird (WA) Property, and the Warden Lake (WA) Property.

                  "Cascade (WA) Property" means that certain campground facility located in King County, Washington, commonly referred to as Cascade Resort, which consists of 150 full-hook-up campsites, a large clubhouse with kitchen facilities, a craft room, a rec room, an adult exercise room, men's and women's restrooms with showers, adjacent large heated swimming pool complex with adult, family and children's pools along with a large jacuzzi, a second bath house with restrooms and showers, barbeque facilities, convenience store, mini-arcade room, basketball, tennis and shuffleboard courts, horseshoe pits, volleyball area, two playgrounds, and a putt-putt golf course.

                  "Crescent Bar (WA) Property" means that certain campground facility located in Grant County, Washington, commonly referred to as Crescent Bar Resort, which consists of over 100 full hookup campsites, clubhouse with restaurant, gazebo, a children's play area, horseshoe pits and basketball, tennis and volleyball courts, laundromat, pool area with family pool and children's wading facilities, large adult jacuzzi, men=s and women's restrooms and shower facilities.

                  "Grandy Creek (WA) Property" means that certain campground facility located in Skagit County, Washington, commonly referred to as Grandy Creek Resort, which consists of over 200 full-hook-up campsites, clubhouse with adult and children's areas, men's and women's restrooms with showers, a pool complex including a family swimming pool, a children's wading pool and large adult jacuzzi, near full-length basketball court, children's play area, convenience store, horseshoe pits, and a volleyball court.

                  "Oceana (WA) Property" means those certain two campground facility located in Grays Harbor County, Washington, commonly referred to as Oceana I and Oceana II Resorts, which consist of over 100 full or partial hook-up campsites, two clubhouses with television and gathering rooms, one with a kitchen, three separate bath houses with restrooms and showers, and two clam-cleaning stations, large adult jacuzzi, children's play area, horseshoe pits, volleyball area, horse corrals, and two bridges providing access to the Pacific Ocean.

                  "Paradise (WA) Property" means that certain campground facility located in Lewis County, Washington, commonly referred to as Paradise Resort, which consists of over 350 full hook-up campsites, two private lakes, heated swimming pool complex, clubhouse consisting of a gathering area, kitchen facility, and convenience store, with lake view deck, two lakeside horseshoe pits, pool complex consisting of adult and family pools, children's wading pool, and an extra-large jacuzzi, putt-putt golf, tennis and shuffleboard courts, basketball and volleyball areas, children's playground areas, craft and game rooms and two bath house facilities with restrooms and showers.

                  "Thunderbird (WA) Property" means that certain campground facility located in Snohmish County, Washington, commonly referred to as Thunderbird Resort, which consists of over 120 campsites (including tent sits), large swimming pool complex with adult and family swimming pools, a children's wading pool and a large adult jacuzzi, barn/clubhouse with restaurant, covered picnic shelters, shuffleboard and volleyball courts, horseshoe pits, children's play areas, putt-putt golf course, convenience store, and restroom/shower facilities.

                  "Warden Lake (WA) Property" means that certain campground facility located in Grant County, Washington, commonly referred to as Warden Lake Resort, which consists of 35 RV sites and 30 tent sites, two-level clubhouse with an activity area, eating area and kitchen, men's and women's restrooms and showers, children's play area and horseshoe pits.

                                  SCHEDULE P-1

                                 PERMITTED LIENS


The Known Prior Monetary Liens

With respect to the Excluded Real Property, (i) Satisfied Indebtedness Liens,
(ii) exceptions, encumbrances and other matters filed for record, (iii) any encroachments which a survey would disclose and (iv) the terms and conditions of any lease creating the Borrower's interest therein.

Those items set forth on the 6 pages following this page, numbers P-1(a) -
P-1(f)

                                 SCHEDULE 3.2(b)

                   REAL PROPERTY TO BE MORTGAGED CONCURRENTLY
                          WITH THE LEISURE TIME ADVANCE


                        The Neskowin Creek (OR) Property
                        The Seaside (OR) Property
                        The Whaler's Rest (OR) Property
                        The Cascade (WA) Property
                        The Crescent Bar (WA) Property
                        The Grandy Creek (WA) Property
                        The Oceana (WA) Property
                        The Paradise (WA) Property
                        The Thunderbird (WA) Property
                        The Warden Lake (WA) Property.

                                  SCHEDULE 4.4

                      SCHEDULE OF REAL PROPERTY TO BE SOLD

                                                                    MINIMUM NET
ASSET                                                            PROCEEDS OF SALE
-----                                                            ----------------
TT/NACO SYSTEM CAMPGROUNDS*

Bay Landing                                                         $1,328,000
Birch Bay                                                            1,400,000
Carolina Landing                                                       728,000
Cherokee Landing                                                       456,000
Chestnut Lake                                                          560,000
Colorado River                                                         464,000
Donner Pass                                                          1,560,000
Indian Point                                                           904,000
Kenisee Lake                                                           454,000
Long Beach                                                             680,000
Mount Vernon                                                         1,056,000
Natchez Trace                                                        2,440,000
Raineer Park                                                           984,000
Turtle Beach                                                           275,000
Wilmington                                                             584,000

LEISURE TIME CAMPGROUNDS*

Grandy Creek                                                           780,000
Neskowin                                                             1,280,000
Thunderbird                                                            868,000
Warden Lake                                                            272,000

*80% of values from current appraisals.

EXCESS ACREAGE ASSOCIATED WITH CAMPGROUNDS

Carolina Landing Acreage                                                40,000
Indian Lakes Golf Course                                               300,000
Lake of the Springs Acreage                                            176,000
Little Diamond Acreage                                                 128,000
Mount Vernon Acreage                                                   240,000
Oceana Acreage                                                         380,000
Wilderness Acreage                                                     460,000

MISCELLANEOUS PROPERTIES

Acreage, Jefferson County, WA                                           20,000
One lot, Pierce County, WA                                                 -0-
One lot, Mason County, WA                                                  -0-
One lot, Chelan County, WA                                                 -0-
One lot, Whitman County, WA                                                -0-
One lot, Point Clear, MS                                                   -0-

                                 SCHEDULE 5.7-1

                           LIST OF PENDING LITIGATION

                             AS OF DECEMBER 3, 1999


                              THOUSAND TRAILS, INC.
                          NATIONAL AMERICAN CORPORATION
                               PENDING LITIGATION

                             AS OF DECEMBER 3, 1999

INSURED CLAIMS

1. JOSEPH MILLER V. THOUSAND TRAILS, INC., ET. AL., filed in the Superior Court of California, County of San Diego. Plaintiff allegedly sustained personal injuries on August 26, 1990 when he slipped and fell on the steps in the swimming pool at one of the Company's campgrounds. Plaintiff alleges that the Company was negligent in its maintenance and operation of the campgrounds and asks for unspecified damages and costs.

2. WILLIAM NELSON V. THOUSAND TRAILS, INC., ET. AL., filed in Superior Court of California, County of Riverside. In this action, plaintiff allegedly sustained personal injuries when a security gate came down and struck his shoulder as he was leaving one of the Company's campgrounds. Plaintiff alleges that the Company was negligent in its maintenance and operation of the campground and asks for unspecified damages and costs.

3. ELIZABETH HOLTON V. UST WILDERNESS MANAGEMENT CORPORATION ("UST"), filed in U.S. District Court for the Southern District of Utah. In this action, plaintiff allegedly sustained personal injuries when she was struck by a rock dislodged by hikers at a campground operated by UST, a subsidiary of Thousand Trails. Plaintiff alleges that UST was negligent in its maintenance and operation of the campground and asks for unspecified damages and costs.

4. MARTHA MOORE V. THOUSAND TRAILS, INC., filed in Small Claims Court, Ottawa, Illinois. In this action, plaintiff allegedly sustained personal injuries on June 2, 1996, when she slipped and fell at one of the Company's campgrounds. Plaintiff alleges that the Company was negligent in its maintenance and operation of the campground and asks for unspecified damages and costs.

5. MARY ANN LINDQUIST, ET AL V. THOUSAND TRAILS, INC., ET. AL., filed in Superior Court of California, County of Los Angeles. In this action, plaintiff allegedly sustained personal injuries in a motor vehicle accident at one of the Company's campgrounds. Plaintiff alleges that the Company was negligent in its maintenance and operation of the campground and asks for unspecified damages and costs.

6. PROGRESSIVE COUNTY MUTUAL INSURANCE COMPANY V. THOUSAND TRAILS, INC., ET. AL., filed in the District Court of Colorado County, Texas. In this action, plaintiff paid to repair damages to its insured's recreational vehicle that was caused by a falling tree branch at one of the Company's campgrounds. Plaintiff alleges that the Company was negligent in its maintenance and operation of the campground and asks for unspecified damages and costs.

7. PATRICIA M. CRAIG, ET. AL., V. BEECH MOUNTAIN LAKES CORPORATION, ET. AL., filed in the Court of Common Pleas of Luzerne County, Pennsylvania. In this action, plaintiff allegedly sustained personal injuries at the Beech Mountain resort. Plaintiff alleges that a subsidiary of the Company was negligent in its maintenance and operation of the resort and asks for unspecified damages and costs.

8. DOROTHY M. KEIFLINE V. RECREATION LAND CORPORATION, ET. AL., filed in Court of Common Pleas of Clearfield County, Pennsylvania. In this action, plaintiff allegedly sustained personal injuries at the Treasure Lake Resort. Plaintiff alleges that a subsidiary of the Company was negligent in its maintenance and operation of the resort and asks for unspecified damages and costs.

9. MARIANNE PARAN V. NATIONAL AMERICAN CORPORATION ("NACO"), ET. AL., filed in Superior Court of California, County of Sonoma. In this action, plaintiff allegedly sustained personal injuries at the waterslide adjacent to one of the Company's campgrounds. Plaintiff alleges that the Company was negligent in its maintenance and operation of the waterslide and asks for unspecified damages and costs.

10. HILDA MACIAS V. NATIONAL AMERICAN CORPORATION ("NACO"), ET. AL., filed in Superior Court of California, County of Sonoma. In this action, plaintiff allegedly sustained personal injuries at the waterslide adjacent to one of the Company's campgrounds. Plaintiff alleges that the Company was negligent in its maintenance and operation of the waterslide and asks for unspecified damages and costs.

11. EDITH KITCHEL V. WESTERN FUN CORPORATION, filed with the 271st District Court of Wise County, Texas. In this action, plaintiff allegedly sustained personal injuries when she slipped and fell at a campground owned and operated by a subsidiary of the Company. Plaintiff alleges that such subsidiary was negligent in its maintenance of the campground and asks for unspecified damages and costs.

12. JUDITH BARTZ V. SILVERWOODS ASSOCIATION, INC., ET. AL., filed in Court of Common Pleas of Clearfield County, Pennsylvania. In this action, plaintiff allegedly sustained personal injuries when she slipped and fell at the Treasure Lake Resort. Plaintiff alleges that a subsidiary of the Company was negligent in its maintenance and operation of the resort and ask for unspecified damages and costs.

13. HAYDEE CARDONE V. QUAIL HOLLOW VILLAGE, INC., ET. AL., filed in Court of Common Pleas of Luzerne County, Pennsylvania. In this action, plaintiff allegedly sustained personal injuries when she slipped and fell in the pool area at the Beech Mountain Resort. Plaintiff alleges that a subsidiary of the Company was negligent in its maintenance and operation of the such facility and ask for unspecified damages and costs.

14. STEVE TURGEON V. RECREATION LAND CORPORATION, ET. AL., filed in Court of Common Pleas of Clearfield County, Pennsylvania. In this action, plaintiff allegedly sustained personal injuries on October 16, 1994, when he slipped and fell at the Treasure Lake Resort. Plaintiff alleges that a subsidiary of the Company was negligent in its maintenance and operation of the resort and ask for unspecified damages and costs.

15. ANGELA MUELLER V. BEECH MOUNTAIN LAKES CORPORATION, ET. AL., filed in Court of Common Pleas of Luzerne County, Pennsylvania. In this action, plaintiff allegedly sustained personal injuries at the Beech Mountain Resort. Plaintiff alleges that a subsidiary of the Company was negligent in its maintenance and operation of the resort and ask for unspecified damages and costs. No complaint has been filed.

16. ANDRE MASTERS VS. FLEETWOOD ENTERPRISES, INC., ET AL., INCLUDING THOUSAND TRAILS, INC., filed in the Superior Court of California. In this action, plaintiff allegedly sustained personal injuries in a trailer at one of the Company's campgrounds. Plaintiff alleges that the Company was negligent in its maintenance and operation of the campground and asks for unspecified damages and costs.

17. BARBARA J. BELL V. THOUSAND TRAILS, INC., filed in Superior Court of California, County of Riverside. In this action, plaintiff allegedly sustained personal injuries from an explosion in a trailer at one of the Company's campgrounds. Plaintiff alleges that the Company was negligent in its maintenance and operation of the campground and asks for unspecified damages and costs.

18. DOREEN WIENER, ET. VIR. V. THOUSAND TRAILS, INC., filed in the Circuit Court of Lake County. In this action, plaintiff allegedly sustained personal injuries at one of the Company's campgrounds. Plaintiff alleges that the Company was negligent in its maintenance and operation of the campground and asks for unspecified damages and costs.

19. RACHELLE LAVERGNE VS. UST WILDERNESS MANAGEMENT CORPORATION ("UST"), ET. AL., filed in the United States District Court for the District of Oregon. In this action, plaintiff allegedly sustained personal injuries at a campground operated by UST, a subsidiary of Thousand Trails. Plaintiff alleges that UST was negligent in its maintenance and operation of the campground and asks for unspecified damages and costs.

20. HAYDEE CORDONE VS. RESORT CONDOMINIUMS, ET AL INCLUDING USTRAILS, INC., filed in the Common Pleas Court in Luzerne County, Pennsylvania. In this action, plaintiff allegedly sustained personal injuries while falling at the Quail Hollow Village timeshare properties in Drums, Pennsylvania. Plaintiff alleges that the Company was negligent in its maintenance and operation of the campground and asks for unspecified damages and costs.

The above cases have been tendered to the Company's insurance carrier to defend. The insurance carrier accepted the defense of the case described in paragraph 1 above subject to a reservation of rights.

UNINSURED CLAIMS

1. NATIONAL AMERICAN CORPORATION ("NACO"), ET. AL. V. RECLAMATION DISTRICT NO. 17, ET. AL., filed in Superior Court of California, County of San Joaquin. In this action, plaintiff seeks to recover damages to NACO's Turtle Beach campground that were allegedly caused by defendants' wrongful cutting of a dike during a period of flooding.

2. SANDRA ANDERSON V. NATIONAL AMERICAN CORPORATION ("NACO"), filed in the District Court of the State of Oregon for Lane County. Plaintiff is a former sales representative of NACO who alleges that NACO failed to pay commissions due and owing. The plaintiff is not actively pursuing this lawsuit and the Company believes that it will eventually be dismissed for want of prosecution.

3. DIANA OLSEN V. NATIONAL AMERICAN CORPORATION ("NACO"), filed with the California Workers Compensation Appeals Board. Plaintiff has filed a claim under Labor Code Section 132(a) alleging that NACO terminated her employment in retaliation for her filing a workers' compensation claim. NACO's insurance carrier is defending the Section 132(a) claim; however, by law, a violation of Section 132(a) is an uninsurable risk.

4. VILLAS OF HICKORY HILLS, INC. V. GENE THOMPSON, filed in the County Court of Jackson County, Mississippi. In this action, plaintiff seeks to recover from defendant certain amounts owing for rent, restaurant, bar and pro shop billings which remain unpaid. The Company is not actively pursuing this lawsuit.

5. JOEL LEVY V. NATIONAL AMERICAN CORPORATION ("NACO"), ET. AL., filed in Superior Court of California, County of Los Angeles. Plaintiff is the husband of a former employee at NACO's Cypress campground who is now deceased. Plaintiff alleges that the employment of this former employee was unlawfully terminated as a result of her age and false statements allegedly made by her supervisor. Plaintiff asks for unspecified damages and costs. The Company intends to vigorously defend this lawsuit. The plaintiff is not actively pursuing this lawsuit and the Company believes that it will eventually be dismissed for want of prosecution.

6. ELIZABETH B. CURTIS V. NATIONAL AMERICAN CORPORATION, ET. AL., filed in the Circuit Court of Accomack County, Virginia. In this action, plaintiff alleged three causes of action relating to the termination of her employment. The court has dismissed the first two causes of action. The third cause of action alleges a breach of plaintiff's employment contract and asks for damages of $50,000 and costs. The plaintiff is not actively pursuing this lawsuit and the Company believes that it will eventually be dismissed for want of prosecution.

7. THOMAS O'CONNOR V. RECREATION LAND CORPORATION, filed with the Pennsylvania Human Relations Commission. In this action, plaintiffs allege that they are handicapped and were not given equal housing for handicapped individuals while staying at the Treasure Lake Resort. Plaintiff asks for unspecified damages and costs. The Company intends to vigorously defend this lawsuit.

8. EULA H. POWELL VS. FOXWOOD HILLS PROPERTY OWNERS' ASSOCIATION, ET. AL., filed in the Court of Common Pleas of Anderson County, South Carolina. Plaintiff purchased a lot at the Foxwood Resort from a subsidiary of NACO. In this action, plaintiff alleges that the subsidiary of NACO breached its contract with plaintiff by failing to complete certain improvements at the Foxwood Resort. Plaintiff asks for unspecified damages and costs. The Company intends to vigorously defend this lawsuit.

9. JOSEPH I. ASKREN VS. THOUSAND TRAILS, INC., filed in the Marion County Small Claims Court, Warren Township Division in Indianapolis, Indiana. In this action, plaintiff alleges that the Company made certain misrepresentations to plaintiff in connection with the sale of plaintiff's membership camping contract. Plaintiff asks for damages of $6,000.00. The Company intends to settle this lawsuit.

10. FOXWOOD PROPERTY OWNERS ASSOCIATION, INC. VS. FOXWOOD CORPORATION, filed in state court in Seneca, South Carolina. In this action, the plaintiff alleges that a subsidiary of the Company owes in excess of $2.5 million for past due maintenance fees on subdivided lots owned by such subsidiary at the Foxwood Resort. The Company denies the claim and is vigorously defending this lawsuit.

11. TREASURE LAKE PROPERTY OWNERS ASSOCIATION VS. RESORT LAND CORPORATION, ET AL., filed in the Court of Common Pleas of Clearfield County, Pennsylvania. In this action, the plaintiff alleges that a subsidiary of the Company owes in excess of $403,031 for past due maintenance fees on subdivided lots owned by such subsidiary at the Treasure Lake Resort. The Company is currently examining its options relative to this matter.

12. VINCENT & ASSOCIATES, INC. D/B/A REMAX COUNTRYSIDE VS. NACO CORPORATION D/B/A NATIONAL AMERICAN CORPORATION, JEFFERSON RESORT CORPORATION AND USTRAILS, INC. BROKERS' COMMISSION, filed in the Circuit Court for Jefferson County, Missouri. Plaintiff is claiming a real estate commission from Defendant. Defendant denies same and will vigorously defend this matter.

13. WILLIAM J. CRADDOCK VS. CHEROKEE LANDING CORPORATION, filed in the Court of General Sessions in Hardeman County, Tennessee. Plaintiff is claiming breach of contract with damages of $9,068.50. The Company intends to settle this lawsuit.

14. MEMBER LAWSUITS. The Company is typically a defendant in a small number of lawsuits commenced by members seeking to rescind their membership contracts based on alleged violations of consumer protection and/or debt collection laws. It is the Company's practice to settle these lawsuits for an amount which, to date, has not exceeded $10,000 per member; however, a similar lawsuit against NACO that was taken to trial resulted in a jury verdict and judgment against NACO in excess of $800,000.


THREATENED CLAIMS

1. FOXWOOD PURCHASERS. Certain Foxwood purchasers are claiming breach of promises for the timely completion of improvements. Total exposure should not exceed $4 million. A class action lawsuit has not been filed as of this date.

2. INDIAN POINT PURCHASERS. A ruling by the Mississippi Supreme Court in 1992 held that membership contracts sold in Mississippi are subject to the Mississippi Timeshare Act. As NACO did not comply with the Mississippi Timeshare Act in connection with its sale of membership contracts at the Indian Point campground, these membership contracts are purportedly subject to rescission at the option of the purchasers. To date, no purchasers have requested rescission of their contracts based on this court ruling.

3. BEECH MOUNTAIN PURCHASERS. Certain individuals have threatened a class action lawsuit claiming that lots they purchased at the Beech Mountain Resort are wetlands and are of no value. Most purchases were made over 13 years ago. All purchases were made on-site, with each individual purchaser viewing his/her lot before signing a contract. There is no lawsuit filed as of this date.

4. VILLAGE H PROPERTY OWNERS ASSOCIATION (VIRGINIA LANDING). The Village H POA is threatening a lawsuit regarding the closure of the Virginia Landing campground during the winter months.

                                 SCHEDULE 5.7-2

                       LIST OF LITIGATION TO BE EFFECTIVE
                  AS OF THE MAKING OF THE LEISURE TIME ADVANCE


                            As of December ____, 1999

                                  SCHEDULE 5.12

                                 ADA DISCLOSURES


Settlement Agreement and General Release of All Claims, dated as of November 1997, between Johnnie Lacy and Thousand Trails, Inc., related to that certain class action lawsuit entitled, Johnnie Lacy, et. al. v. Thousand Trails, Inc., USDC Case No. C-96-00441-SAW.